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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material under §240.14a-12

AECOM
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

Dear AECOM Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting") of AECOM, which will be held on Wednesday, March 4, 2015, at 8:00 a.m. local time at The Hyatt Regency Century Plaza, 2025 Avenue of the Stars, Los Angeles, California 90067.

Details of the business to be conducted at the 2015 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the 2015 Annual Meeting in person, it is important that your shares be represented. The attached Proxy Statement contains details about how you may vote your shares.

Thank you for your cooperation.

Sincerely,

John M. Dionisio
Executive Chairman

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 4, 2015

The 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting") of AECOM (the "Company," "our" or "we") will be held on Wednesday, March 4, 2015, at 8:00 a.m. local time at The Hyatt Regency Century Plaza, 2025 Avenue of the Stars, Los Angeles, California 90067. At the 2015 Annual Meeting, you will be asked to:

    1.
    Elect the four Class I Directors named in the Proxy Statement accompanying this notice to the Company's Board of Directors to serve until the Company's 2016 Annual Meeting of Stockholders and until the election and qualification of their respective successors.

      The Board of Directors recommends that you vote FOR each of the director nominees.

    2.
    Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

      The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP.

    3.
    Vote on an advisory resolution on the Company's executive compensation.

      The Board of Directors recommends that you vote FOR the advisory resolution.

We will also attend to any other business properly presented at the 2015 Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice.

Only common stockholders of record at the close of business on January 5, 2015, can vote at the 2015 Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Christina Ching
Vice President, Corporate Secretary

Los Angeles, California
January 23, 2015

Your Vote is Important

Whether or not you plan to attend the 2015 Annual Meeting in person, we request that you vote (a) by Internet, (b) by telephone or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2015 Annual Meeting.

You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation or submitting a later dated proxy by Internet, telephone or mail, or by attending the 2015 Annual Meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2015 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 4, 2015

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of AECOM, a Delaware corporation ("we," "our," the "Company" or "AECOM"), of proxies for use at our 2015 Annual Meeting of Stockholders ("2015 Annual Meeting") to be held on March 4, 2015, at 8:00 a.m. local time, or at any adjournment or postponement thereof. At the 2015 Annual Meeting, you will be asked to consider and vote on the matters described in this Proxy Statement and in the accompanying notice. The 2015 Annual Meeting will be held at The Hyatt Regency Century Plaza, 2025 Avenue of the Stars, Los Angeles, California 90067. Only common stockholders of record at the close of business on January 5, 2015, which is the record date for the 2015 Annual Meeting, are permitted to vote at the 2015 Annual Meeting and any adjournment or postponement thereof.

The Company's Board of Directors (the "Board of Directors" or "Board") is soliciting your vote to:

  •
  Elect the four Class I Directors named in this Proxy Statement to the Company's Board of Directors to serve until the Company's 2016 Annual Meeting of Stockholders and until the election and qualification of their respective successors;

  •
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

  •
  Approve an advisory resolution on the Company's executive compensation.

We are pleased to again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On January 23, 2015, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of January 5, 2015, and posted our proxy materials on the Web site referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Web site referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and Web site provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Proxy Statement and our Annual Report on Form 10-K are available at investors.aecom.com.

 INFORMATION REGARDING VOTING AT THE
2015 ANNUAL MEETING

Proxies

You may vote your shares in person at the 2015 Annual Meeting or by proxy if you are a record holder. There are three ways to vote by proxy: (1) by Internet by following the instructions on the Notice or proxy card, (2) by telephone by calling 1-800-652-8683 and following the instructions on the Notice or proxy card, or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to our Corporate Secretary at the address below. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through certain banks and brokers.

You may revoke your proxy at any time before it is exercised at the 2015 Annual Meeting by (1) giving our Corporate Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone, or (4) by attending the 2015 Annual Meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, CA 90067, Attention: Corporate Secretary.

All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. Other than with respect to certain trustees who hold our shares in trust, if you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board of Directors is unaware of any matters other than those described in this Proxy Statement that may be presented for action at our 2015 Annual Meeting. If other matters do properly come before our 2015 Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

If you are a beneficial owner and hold your shares in the name of a bank, broker or other holder of record and do not return the voting instruction card, the broker or other nominee may vote your shares on each matter at the 2015 Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other proposals presented at the 2015 Annual Meeting.

Solicitation of Proxies

We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail and by Internet we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse record holders for their reasonable expenses in performing these tasks. In addition, we have retained Georgeson, Inc., to act as a proxy solicitor in conjunction with the 2015 Annual Meeting. We have agreed to pay Georgeson, Inc., a fee of $8,500, plus reasonable expenses, costs and disbursements for proxy solicitation services. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights

Our Board of Directors has fixed January 5, 2015, as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2015 Annual Meeting. Only common stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2015 Annual Meeting. As of the record date, there were 157,572,299 shares of our common stock outstanding held by 2,519 record holders, in addition to approximately 39,005 holders who do not hold shares in their own names. A majority of the stock issued and outstanding and entitled to vote must be present at our 2015 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present in person at our 2015 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2015 Annual Meeting for the purpose of determining whether or not a quorum exists. "Broker non-votes" will also be counted as present for the purpose of determining whether a quorum exists. Broker non-votes are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.

Directors are elected by a plurality. Therefore, the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be counted as participating in the voting for the election of directors, and will therefore have no effect for purposes of such proposal. The ratification of our independent registered public accounting firm and the advisory resolution on the Company's executive compensation require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting in order to be approved by our stockholders. In each case, abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as participating in the voting on the advisory resolution on the Company's executive compensation, and will therefore have no effect on the outcome of the vote on that proposal. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.

Our Board of Directors urges you to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone or by delivering to us or your broker, as applicable, a signed and dated proxy card.

Votes will be tabulated by the inspector of election appointed for the 2015 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A representative of Computershare Trust Company, N.A., our transfer agent, will tabulate the votes and act as the inspector of election.

Year-End Reporting Convention

We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30. Fiscal years 2014, 2013 and 2012 contained 53, 52 and 52 weeks, respectively, and ended on October 3, September 27 and September 28, respectively.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

Our Board of Directors has 13 members currently divided into three classes. Each director elected prior to the 2015 Annual Meeting was elected to a three year term and will continue in office until a successor has been elected and qualified, subject to the director's earlier resignation, retirement or removal from office. The current three year term of office of our Class I directors will end at the 2015 Annual Meeting. As a result of an amendment to the Company's Certificate of Incorporation to declassify the Board of Directors approved at the 2014 Annual Meeting of Stockholders, the Class I directors elected at the 2015 Annual Meeting will be elected for a one year term ending at the 2016 Annual Meeting of Stockholders. Further, in accordance with this amendment, beginning with the election of directors at the 2015 Annual Meeting, the Board will be divided into only two classes of directors (as opposed to three): Class I and Class II. Class I, whose term will expire at our 2016 Annual Meeting of Stockholders, will be comprised of the directors elected at the 2015 Annual Meeting and the directors currently in Class II. Class II, whose term will expire at our 2017 Annual Meeting of Stockholders, will be comprised of the directors currently in Class III. At the 2016 Annual Meeting of Stockholders, all members of Class I will stand for election for a one year term ending at the 2017 Annual Meeting of Stockholders. Beginning with the election of directors at our 2016 Annual Meeting of Stockholders, there will be a single class of directors, Class I (which will now also include our current Class III directors), with all directors having a term that expires at the 2017 Annual Meeting of Stockholders. Therefore, beginning with the 2017 Annual Meeting of Stockholders, the Board shall cease to be classified and all directors will be elected on an annual basis. The table under "Director Qualifications" below lists the directors and their classes.

In accordance with our director retirement policy, Mr. Richard G. Newman, a current Class I director, will not stand for re-election and will retire effective upon the election of the Class I directors at the 2015 Annual Meeting. Following such election, our Board of Directors will be comprised of 12 directors. The Company is most grateful to Mr. Newman for his valuable service to the Company for more than two decades.

Four Class I Directors will be elected at the 2015 Annual Meeting to serve until the 2016 Annual Meeting of Stockholders, and until their successors are duly elected and qualified. If a quorum is present at our 2015 Annual Meeting, the four nominees receiving the greatest number of votes will be elected.

Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of the four nominees. Each of the nominees has consented to serve as a director, if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board of Directors may propose. Pursuant to the vote and immediately following the 2015 Annual Meeting, our Board of Directors will be composed of eight Class I Directors, and four Class II Directors.

Director Qualifications

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. The Nominating and Governance Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company's Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to carry out his or her duties, and business acumen. In considering director candidates, the Nominating and Governance Committee looks for business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation and public policy, and the absence of potential conflicts with the Company's interests. While the Nominating and Governance Committee does not have a formal policy with respect to diversity, the Nominating and Governance Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

The Nominating and Governance Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, skills, and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company's needs evolve and change over time, and to assess effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Nominating and Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

The following list sets forth our four director nominees, as well as each of our eight continuing directors.

Nominees for Class I Directors Whose Terms Expire 2016
James H. Fordyce
Linda Griego
William G. Ouchi
Douglas W. Stotlar

Continuing Directors:

Current Class II Directors Whose Terms Expire 2016*
John M. Dionisio
William P. Rutledge
Daniel R. Tishman
William H. Frist

Current Class III Directors Whose Terms Expire 2017**
Michael S. Burke
David W. Joos
Robert J. Routs
Clarence T. Schmitz

*To become Class I Directors following the 2015 Annual Meeting

**To become Class II Directors following the 2015 Annual Meeting

The following section sets forth certain background information of the nominees for election as directors and the current members of our Board of Directors who will continue serving following the 2015 Annual Meeting, as well as each individual's specific experience, qualifications and skills that led our Board of Directors to conclude that each such nominee/director should serve on our Board of Directors.

James H. Fordyce, 55, was appointed to our Board of Directors in February 2006. Mr. Fordyce is the Co-Founder and Co-CEO of Stone Canyon Industries, LLC, a diversified investment company founded in 2014. He was a Managing Director of J.H. Whitney Capital Partners, LLC, a private investment firm from 1996 to 2014. Mr. Fordyce began his career at Chemical Bank in 1981 and later joined Heller Financial, Inc. He also sits on several private company boards and is a member of the Board of Trustees of Saint John's Health Center.

Mr. Fordyce brings to our Board of Directors significant financial and investment experience as a result of his position at J.H. Whitney Capital Partners, LLC, where he oversaw significant debt and equity investments for the firm. In addition, he brings experience from his current and prior service on private and public company boards.

Linda Griego, 67, was appointed to our Board of Directors in May 2005. Ms. Griego has served as President and Chief Executive Officer of Griego Enterprises, Inc., a business management company, since 1985. She was the founder and Managing General Partner of Engine Co. No. 28, a restaurant in downtown Los Angeles, from 1988 until 2010. She also served as Interim President and Chief Executive Officer of the Los Angeles Community Development Bank and was Deputy Mayor of Los Angeles. She is currently a Director of CBS Corporation and American Balanced Fund, the Income Fund of America and International Growth and Income

Fund, which are managed by Capital Group. Ms. Griego is a Chair of the Martin Luther King Hospital Foundation and serves as a trustee of the David and Lucile Packard Foundation. She previously chaired the Board of Southwest Water Company and also served as a Los Angeles Branch Director of the Federal Reserve Bank of San Francisco.

Ms. Griego brings executive management experience and expertise in government relations and public policy through her government appointments and service on not-for-profit boards. Her service on the boards of a number of large companies, including her prior service as the independent Chair of Southwest Water Company, provides our Board of Directors with insight regarding corporate governance matters, which is a key area of focus in today's corporate environment.

William G. Ouchi, 71, joined our Board of Directors in May 2003. Dr. Ouchi is the Sanford and Betty Sigoloff Distinguished Professor in Corporate Renewal at the Anderson School of Management at the University of California, Los Angeles (UCLA). He has been on the faculty of UCLA since 1979. Dr. Ouchi is a director of Sempra Energy Company and the Conrad N. Hilton Foundation. Dr. Ouchi has also been Vice Dean for Executive Education at UCLA and Chief of Staff for the Mayor of Los Angeles. Dr. Ouchi also serves on the boards of various charitable organizations.

Dr. Ouchi brings to our Board of Directors significant experience gained as a consultant and professor at the Anderson School of Management at UCLA, including in the areas of corporate governance and organizational performance. He also has extensive leadership experience and an understanding of corporate governance from his membership on other public company boards and charitable organizations, and from his role as a former chief of staff for the Mayor of Los Angeles.

Douglas W. Stotlar, 54, was appointed to our Board of Directors in October 2014 in connection with AECOM's acquisition of URS Corporation. He previously served as a director of URS Corporation from March 2007 until AECOM's acquisition of URS in October 2014. Mr. Stotlar has served as President, Chief Executive Officer and Director of Con-way Inc., a transportation and logistics company (previously known as CNF Inc.) since April 2005. He served as President and Chief Executive Officer of Con-way Transportation Services, Inc., a regional trucking subsidiary (CTS), from 2004 until 2005. Mr. Stotlar also served as CTS' Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS' Executive Vice President of Operations from 1997 until 2002. He serves as Vice President at large and is a member of the executive committee of the American Trucking Associations. Mr. Stotlar is also a member of the Board of Directors of the American Transportation Research Institute and a Detroit Branch director of the Federal Reserve Bank of Chicago. He also serves on the boards of several not-for-profit organizations.

Mr. Stotlar brings to our Board of Directors a substantial knowledge of the transportation and logistics sector, which are relevant to our business activities. In addition, as a currently serving Chief Executive Officer of a public company, Mr. Stotlar contributes valuable experience with corporate governance practices, labor and stockholder relations matters, and current legal and regulatory requirements and trends.

John M. Dionisio, 66, was appointed Executive Chairman of the Board in March 2014. As discussed in more detail below in the section entitled "Corporate Governance — Board Leadership Structure," effective as of the 2015 Annual Meeting, Mr. Burke will succeed Mr. Dionisio as Chairman of the Board. Mr. Dionisio previously served as Chairman of the Board from October 2011 to March 2014 and Chief Executive Officer of the Company from October 2005 to March 2014. Mr. Dionisio also previously served as President of the Company from October 2005 to September 2011, and was elected to our Board of Directors in December 2005. From October 2003 to October 2005, Mr. Dionisio served as Executive Vice President and Chief Operating Officer of the Company. From October 2000 to October 2003, Mr. Dionisio served as President and Chief Executive Officer of our legacy subsidiary DMJM+Harris operation. Mr. Dionisio joined Frederic R. Harris, Inc., predecessor company to DMJM+Harris, in 1971, where he served in a number of capacities, including Chief Executive Officer from October 1999 to October 2003, President from July 1996 to October 1999, Executive Vice President in charge of U.S. operations from 1993 to 1996, and Manager of the New York Operations and Northern Region Manager from 1992 to 1993. Mr. Dionisio is also a director of Corinthian Colleges, Inc.

Mr. Dionisio brings a deep understanding of the Company's business, industry, operations and strategic planning to our Board of Directors from his more than 40 years of experience with the Company and from his role as Chief Executive Officer. Having Mr. Dionisio serve on our Board of Directors also provides an open channel of communication between our Board of Directors and senior management.

William P. Rutledge, 72, was appointed to our Board of Directors in November 1998. Mr. Rutledge currently serves as Chief Executive Officer of Aquanano, LLC, a company specializing in the commercialization of water purification technology. Mr. Rutledge was Chairman of CPI International, Inc., formerly Communications and Power Industries, a communications company, from 1999 to 2004. Previously, he was Chairman, President and Chief Executive Officer of Teledyne, Inc., a diversified manufacturing company, from 1993 to August 1996. Mr. Rutledge also serves on the Board of Directors of Sempra Energy Corporation and the board of trustees of St. John's Health Center Foundation and the National World War II Museum.

Mr. Rutledge brings strong leadership, knowledge and experience of strategic and financial matters to our Board of Directors from his tenure at Allegheny Teledyne, Inc., and his service as Chief Executive Officer of Aquanano, LLC. He also brings to our Board of Directors important knowledge of public company governance through his service on multiple public company boards.

Daniel R. Tishman, 59, was appointed to our Board of Directors and as Vice Chairman of the Company in July 2010 in connection with our acquisition of Tishman Construction Corporation. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Tishman Construction, a leading construction management firm, since 2000. He is also Vice Chairman and a member of the Board of Tishman Hotel & Realty LP. Mr. Tishman serves on the boards of the Real Estate Board of New York, the Natural Resources Defense Council, the Albert Einstein College of Medicine, the National September 11 Memorial & Museum and the UJA-Federation of NY. He also serves as an adviser to several government organizations.

Mr. Tishman provides strong knowledge, management and operational experience in the construction management industry and in particular large scale development projects such as the rebuilding of the World Trade Center site in New York City to our Board of Directors.

William H. Frist, 62, was appointed to our Board of Directors in October 2014 in connection with AECOM's acquisition of URS Corporation. He previously served as a director of URS Corporation from November 2009 until AECOM's acquisition of URS in October 2014. Senator Frist has served as a partner at Cressey & Company LP, a private investment firm since 2007. He also served as Distinguished University Professor at Vanderbilt University from 2008 until 2010. Senator Frist was a United States Senator for Tennessee from 1995 until 2007 and was Majority Leader of the United States Senate from 2003 until 2007. He has served as a director of Select Medical Corporation since May 2010. Senator Frist serves on the boards of several other organizations, including the Center for Strategic and International Studies, the Kaiser Family Foundation, the Robert Wood Johnson Foundation, Aegis Laboratories, Accolade LLC and the Harvard Medical School Board of Fellows.

Senator Frist's experience as a legislator, including as former Majority Leader of the United States Senate, gives him the leadership and consensus-building skills to assist our Board of Directors in a range of its activities. He has extensive knowledge of the workings of government and, as a former member of the Senate Finance Committee, of the federal budgeting process, which is beneficial given that a portion of our business activities are regulated and directly affected by governmental actions.

Michael S. Burke, 51, was appointed Chief Executive Officer of the Company and elected to the Board of Directors in March 2014. As discussed in more detail below in the section entitled "Corporate Governance — Board Leadership Structure," effective as of the 2015 Annual Meeting, Mr. Burke will also assume the role of Chairman of the Board. Mr. Burke previously served as President of the Company from October 2011 to March 2014, Executive Vice President, Chief Financial Officer from December 2006 to September 2011. He also served as Executive Vice President, Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and a member of KPMG's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and a member of the Audit and Finance Committee. Mr. Burke serves on the Board of Directors of Rentech, Inc., and is the Chairman of its Audit Committee. Additionally, he serves on the Board of Directors of Rentech Nitrogen Partners, L.P., and as the Chairman of its Audit Committee. Mr. Burke also serves on various charitable and community boards.

Mr. Burke brings to our Board of Directors a thorough understanding of the Company's business, industry and operations based on his senior positions, including Chief Executive Officer, with the Company. In addition,

Mr. Burke brings extensive accounting, financial and business experience as a result of his tenure and senior positions at the accounting firm KPMG LLP.

David W. Joos, 61, was appointed to our Board of Directors in March 2012. Mr. Joos currently serves as Chairman of the Boards of CMS Energy and Consumers Energy Corporations, both New York Stock Exchange-listed companies. Consumers Energy is an electric and gas utility in Michigan and is the principal subsidiary of CMS Energy. Previously, he served from 2004 to 2010 as President and Chief Executive Officer of CMS Energy and as Chief Executive Officer of Consumers Energy Company; from 2001 to 2004 as President and Chief Operating Officer of CMS Energy and Consumers Energy; from 2000 to 2001 as Executive Vice President and Chief Operating Officer — Electric of CMS Energy; and from 1997 to 2000 as President and Chief Executive Officer of Consumers Energy. He is a director of Steelcase, Inc., a global provider of workplace products, furnishings and services, where he serves on the Compensation Committee and the Audit Committee, and has been a director of CMS Energy and of Consumers Energy since 2001.

Mr. Joos brings to our Board of Directors his extensive knowledge and practical experience in engineering, operations and maintenance of power plants and utility systems. Through his management of a regulated utility, he has developed a solid foundation in governmental affairs, corporate governance, human resources and environmental expertise which benefit the Board. He has also worked extensively in the nuclear power industry.

Robert J. Routs, 68, was appointed to our Board of Directors in December 2010. From 2004 until his retirement in 2008, Dr. Routs served as Executive Director, U.S. downstream operations, of Royal Dutch Shell plc, part of a global group of energy and petrochemical companies, and as Chairman of Shell Canada. Prior to that time, he served as Group Managing Director for oil products and refining from 2003 to 2004; President and Chief Executive, Shell Oil Products U.S., from 2002 to 2003; and President and Chief Executive, Equilon Enterprises LLC, a Shell-Texaco joint venture, from 2000 to 2002. Dr. Routs began his career at Royal Dutch Shell in 1971, serving in regional manufacturing and global general manager positions throughout his tenure. He also serves on the Board of Directors of AEGON N.V., AP Moller Maersk, ATCO Ltd. and Royal DSM N.V., and served on the Board of Directors of Royal KPN until 2014.

Dr. Routs was appointed to our Board for his global energy sector leadership as well as his operating and board experience. These qualifications provide our Board of Directors with valuable international business experience and knowledge, which is particularly relevant in light of the global scope of the Company's operations.

Clarence T. Schmitz, 66, was named to our Board of Directors in June 2014. He served as Chairman, Co-founder and Chief Executive Officer of Outsource Partners International, Inc. until his retirement in June 2011. He was previously Executive Vice President and Chief Financial Officer of Jefferies Group, Inc. from January 1995 to January 2000. He held a number of leadership positions at KPMG from June 1970 to January 1995, including National Managing Partner and serving on its Board of Directors and Management Committee. Mr. Schmitz has served as Chairman of the Board of Trustees of the CureSearch National Childhood Cancer Foundation and on the Board of Trustees of The City of Hope.

Mr. Schmitz brings to our Board of Directors an extensive career in the professional services industry that spans four decades, with significant global experience as an executive and board member.

Vote Required and Recommendation of the Board of Directors

The vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting is required to elect the nominees to the Board of Directors. This means that the four individuals nominated for election to the Board of Directors who receive the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes are not counted for purposes of election of directors.

The Board of Directors recommends that you vote FOR the election of Messrs. Fordyce, Stotlar and Ouchi and Ms. Griego to the Board of Directors.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2015. A representative of Ernst & Young LLP is expected to be present at the 2015 Annual Meeting and will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board of Directors is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board of Directors will reconsider its selection of Ernst & Young LLP, and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the Company's best interests and the best interests of our stockholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting is required to ratify the selection of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending September 30, 2015. Abstentions will be counted as a vote against the proposal.

The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

 PROPOSAL 3
ADVISORY RESOLUTION ON
EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), we are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this Proxy Statement. Taking into consideration the voting results from the Company's 2011 Annual Meeting of Stockholders concerning the frequency of the stockholder advisory vote on executive compensation, the Company's Board of Directors has determined the Company shall hold an annual advisory vote on executive compensation until the next advisory vote on the frequency of such votes.

At AECOM, executive compensation plans are driven by short- and long-term financial performance metrics designed to ensure management is incentivized to increase stockholder value over time.

AECOM has strengthened its global market share leadership position in the end markets we serve, while delivering profitability and cash flow. These achievements have been supported by strong relationships with clients, talented employees and an effective leadership team. Through a combination of operational and financial initiatives, AECOM has a balanced approach to capital allocation with the goal of optimizing long-term returns. Financially, AECOM is committed to improved returns over time, driven by profitable growth and enhanced cash conversion, which provide additional opportunities for deploying capital in value-enhancing ways.

In fiscal year 2014, the Company again effectively navigated an uneven global macro-economic environment and delivered on its commitment to deliver cash flow and prudently allocate capital with the announcement of the combination with URS Corporation, which was approved by our stockholders and consummated in early fiscal year 2015. The combination resulted in the Company having further expanded its capabilities and diversified the business into higher growth markets — such as increased private sector clients in industrial and energy — further strengthening AECOM's leading competitive position and integrated delivery model.

AECOM is focused on continuing to integrate URS Corporation into the combined company; strengthening its presence in large, fast-growing markets; improving project delivery; enhancing the client experience; and leveraging the Company's integrated delivery model. As a result, we believe the Company's geographic footprint, services portfolio and end market exposure are well aligned with global growth opportunities.

We urge stockholders to read the "Compensation Discussion and Analysis," beginning on page 22 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers. The Compensation/Organization Committee and the Board of Directors believe that the policies, procedures and programs articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following advisory resolution at the 2015 Annual Meeting:

  RESOLVED, that the stockholders of AECOM (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation/Organization Committee will carefully review and consider the voting results when evaluating our executive compensation program.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting is required to approve the advisory resolution on the Company's executive compensation. Abstentions will be counted as a vote against the resolution, whereas broker non-votes will have no effect on the vote.

The Board of Directors recommends that you vote FOR the advisory resolution on executive compensation.

CORPORATE GOVERNANCE

Board Meetings

During our fiscal year ended September 30, 2014, our Board of Directors met eight times, the Audit Committee met five times, the Compensation/Organization Committee met six times, the Nominating and Governance Committee (formerly the Nominating, Governance and Risk Committee) met three times, the Strategy, Risk and Safety Committee (formerly the Planning, Finance and Investment Committee) met six times and the Transition Committee met four times (the Transition Committee was a temporary ad hoc committee appointed to assist in the leadership transition involving our Executive Chairman and Chief Executive Officer and was dissolved on June 30, 2014). Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served during fiscal year 2014.

Director Independence

Currently, nine of the 13 members of our Board of Directors are independent directors as defined in accordance with the listing standards of the New York Stock Exchange. These standards provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors, upon the recommendation of our Nominating and Governance Committee, annually reviews the independence of our directors. In its most recent review, our Board of Directors considered, among other things, the absence of any employment relationships between the Company and our directors and their families; the absence of any of the other specific relationships that would preclude a determination of independence under the New York Stock Exchange independence rules; the absence of any affiliation of the Company's directors and their families with the Company's independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; the absence of any transactions with directors and members of their families that would require disclosure in this Proxy Statement under U.S. Securities and Exchange Commission rules regarding related person transactions; the insubstantial amount of goods and services that we purchase in the ordinary course of business from companies; and the modest amount of our contributions to non-profit organizations of which some of our directors or members of their families are associated.

Our Board of Directors has determined that the following members and nominees are independent as determined in reference to the standards of the New York Stock Exchange: Messrs. Fordyce, Frist, Joos, Ouchi, Routs, Rutledge, Schmitz and Stotlar, and Ms. Griego.

Board Leadership Structure

The Board has been, and continues to be, a proponent of Board independence. As a result, the Company's corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including a lead independent director, only independent directors serving as committee chairpersons and the directors' and committees' ability to engage independent consultants and advisors.

The independent directors annually appoint a lead independent director. William G. Ouchi has served as the lead independent director since fiscal year 2013 and is continuing to serve in that role for fiscal year 2015.

The position and role of the lead independent director is intended to expand lines of communication between the Board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management. The lead independent director has the following duties:

  •
  To organize, convene and preside over executive sessions of the non-employee and independent directors and promptly communicate approved messages and directives to the Chairman of the Board and the Chief Executive Officer.

  •
  To consult with the Chairman of the Board and the Chief Executive Officer on agendas for Board meetings and other matters pertinent to the Company and the Board.

  •
  To collect and communicate to the Chairman of the Board and the Chief Executive Officer the views and recommendations of the independent directors, relating to his or her performance.

  •
  To perform such other duties and responsibilities as may be assigned from time to time by the independent directors.

To complement this structure, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in the best interests of the Company. The Board believes that the decision as to who should serve in those roles, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations. Additionally, the Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman of the Board someone with hands-on knowledge of, and experience in, the operations of the Company.

Effective as of the 2015 Annual Meeting, the Board has determined that the positions of Chairman of the Board and Chief Executive Officer will be held by Michael S. Burke. Mr. Burke has served as a key executive since 2005 where he gained unique insights into our business and the complex challenges we face including being directly involved in the transformation of AECOM from a private company with more than 20,000 employees into a public company with nearly 100,000 employees. The Board believes that he is uniquely positioned at this time to identify, lead and oversee the execution of our future strategic initiatives. The Board also believes that the established role of lead independent director, currently filled by Dr. Ouchi, will continue to help ensure the effective independent functioning of the Board in fulfilling its oversight role. Therefore, in light of Mr. Burke's past tenure and his unique knowledge of the long term goals of the Company, and because the lead independent director is empowered to play a significant role in the Board's oversight, we believe that it is advantageous to combine the positions of Chief Executive Officer and Chairman at this time.

The Board of Directors believes this governance structure and these practices enable strong and independent directors to effectively oversee the Company's management and key issues related to long-range business plans, long-range strategic issues, risks and integrity.

Executive Sessions

Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board of Directors meeting and, during fiscal year 2014, executive sessions were held at each regularly scheduled Board of Directors meeting. The executive sessions are chaired by the lead independent director.

Board's Role in Risk Oversight

The Board plays an active role, both as a whole and at the committee level, in overseeing management of the Company's risks. Management is responsible for the Company's day-to-day risk-management activities. The Company relies on a comprehensive risk-management process to aggregate, monitor, measure and manage risks. The risk-management process is designed to enable the Board of Directors to establish a mutual understanding with management of the effectiveness of the Company's risk-management practices and capabilities, to review the Company's risk exposure and to elevate certain key risks for discussion at the Board level. The Company's risk-management process is overseen by its Chief Risk Officer, who is a member of the Company's senior management.

The Strategy, Risk and Safety Committee, in consultation with the Audit Committee and Nominating and Governance Committee, oversees the Company's overall policies regarding risk assessment and risk management. In addition, the Compensation/Organization Committee oversees risks relating to the Company's compensation policies and practices, as described below. The Audit Committee also oversees the Company's internal audit function. The full Board monitors risk through regular reports from each of the Committee chairs and is apprised of particular risk-management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk-management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairpersons, to exercise effective oversight of the actions of management.

Risk Assessment of Compensation Policies and Practices

In fiscal year 2014, the Compensation/Organization Committee's independent consultant, Exequity LLP, conducted a risk assessment of the Company's compensation policies and practices as they apply to all employees, including executive officers. The consultant reviewed the design features and performance metrics of our cash and stock-based incentive programs along with the approval mechanisms associated with each to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:

  •
  Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including Performance Earnings Program awards and Restricted Stock Units granted under our 2006 Stock Incentive Plan, which typically vest or are earned over three years.

  •
  Performance Earnings Program awards, which make up 60% of long-term incentives for our executives, balance both growth and profitability and are earned if thresholds are met in both earnings per share and free cash flow per share and vest over three years.

  •
  The Compensation/Organization Committee has ultimate authority to determine, and reduce if appropriate, compensation provided to our executive officers, including each of the Named Executive Officers.

  •
  The Compensation/Organization Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the Compensation/Organization Committee as described in the Compensation Discussion and Analysis section of this Proxy Statement.

  •
  Our annual incentive programs for employees are funded in aggregate based on the results of certain financial metrics. Individual payouts are based on a combination of financial metrics as well as qualitative factors.

  •
  Our long-term incentive and stock-based awards, including Performance Earnings Program awards and Restricted Stock Units granted under our 2006 Stock Incentive Plan, are all approved by either the Compensation/Organization Committee for our executive officers or by our CEO for non-executive officers.

  •
  Our Named Executive Officers are subject to stock ownership guidelines and our insider trading policy.

Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors of the Company has four standing committees: the Audit Committee, the Compensation/Organization Committee, the Nominating and Governance Committee, and the Strategy, Risk and Safety

Committee. In accordance with New York Stock Exchange regulations, each member of the Audit Committee, the Compensation/Organization Committee, and the Nominating and Governance Committee has been determined by our Board of Directors to be "independent." The committees operate under written charters that are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com.

The members of each of the Company's standing committees are as follows:

Audit Committee
William P. Rutledge, Chair
David W. Joos
Clarence T. Schmitz
Douglas W. Stotlar

Compensation/Organization Committee
James H. Fordyce, Chair
Linda Griego
William G. Ouchi
Robert J. Routs
William P. Rutledge
Clarence T. Schmitz

Nominating and Governance Committee
Linda Griego, Chair
William H. Frist
David W. Joos
William G. Ouchi

Strategy, Risk and Safety Committee
Robert J. Routs, Chair
James H. Fordyce
Richard G. Newman
Daniel R. Tishman

Audit Committee. The Audit Committee, which is composed solely of independent directors as defined under Rule 10A-3(b)(1) of the rules of the Securities and Exchange Commission and the regulations of the New York Stock Exchange, appoints the Company's independent auditors, reviews the results and scope of the audit of our financial statements as well as other services provided by our independent auditors, reviews and approves audit fees and all non-audit services as well as reviews and evaluates our audit and control functions, including our internal audit function. Our Audit Committee held five meetings during fiscal year 2014. Our Board of Directors has determined that Mr. Rutledge, Chairperson of the Audit Committee, and Mr. Joos and Mr. Schmitz each qualifies as an "audit committee financial expert" as defined by the rules under the Securities Exchange Act of 1934. The "Report of the Audit Committee" is included in this Proxy Statement.

Compensation/Organization Committee. The Compensation/Organization Committee, composed solely of independent directors, as defined under the regulations of the New York Stock Exchange, non-employee directors, as defined under Rule 16b-3 of the Exchange Act, and outside directors for purposes of Section 162(m) under the Internal Revenue Code, oversees our compensation plans. Such oversight includes decisions regarding executive management salaries, incentive compensation and long-term compensation plans as well as Company-wide equity plans for our employees. This committee also reviews the Board of Directors' compensation plan non-employee director for service on the Board of Directors and its committees, utilizing independent consultants, and oversees management succession planning. For further information regarding the Compensation/Organization Committee's processes and procedures for determining executive and non-employee director compensation, see the Compensation Discussion and Analysis section of this Proxy Statement. Our Compensation/Organization Committee held six meetings during fiscal year 2014. The "Report of the Compensation/Organization Committee of the Board of Directors" is included in this Proxy Statement.

Nominating and Governance Committee. The Nominating and Governance Committee is composed solely of independent directors, as defined under the regulations of the New York Stock Exchange, and is responsible for recruiting and retaining qualified persons to serve on our Board of Directors, including recommending such individuals to the Board of Directors for nomination for election as directors; for evaluating director independence; and for oversight of our ethics and compliance activities. The Nominating and Governance Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees other governance programs such as the Company's Corporate Governance Guidelines. This committee also conducts performance evaluations for the class of directors being elected at each annual meeting of stockholders. Our Nominating and Governance Committee held three meetings during fiscal year 2014.

Strategy, Risk and Safety Committee. The Strategy, Risk and Safety Committee reviews our corporate finance programs, proposed investments and acquisitions, our strategic plans, strategic initiatives, and the Company's overall policies regarding risk assessment, risk management and safety programs. Our Strategy, Risk and Safety Committee held six meetings during fiscal year 2014.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines that set forth several important principles regarding our Board of Directors and its committees, including Board of Director membership criteria as well as other matters. Our corporate governance guidelines are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com.

Codes of Conduct and Ethics

We have adopted a Code of Conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the Code of Conduct, and we provide regular compliance training to all our directors, officers and employees. Our directors, officers and employees are also encouraged to report suspected violations of the Code of Conduct through various means, including a toll-free hotline, and they may do so anonymously. We also obtain year-end certifications from management personnel confirming compliance with the Code of Conduct. If we make substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in a press release, on our Web site and/or in a report on Form 8-K in accordance with applicable rules and regulations. We also have a Global Ethical Business Conduct Policy that provides specific guidance to ensure that lawful and ethical business practices are followed while conducting international business activities. Our Code of Conduct and Global Ethical Business Conduct Policy are available for viewing on the "Corporate Governance" area of the "Investors" section of our Web site at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Communications with the Board of Directors

Our stockholders or other interested parties may communicate with our Board of Directors, a committee of our Board of Directors or a director by sending a letter addressed to the Board of Directors, a committee or a director to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. All communications will be compiled by our Corporate Secretary and forwarded to the Board of Directors, the committee or the director, as appropriate.

Director Nominations

The Nominating and Governance Committee of our Board of Directors is charged with identifying, reviewing and recommending to the Board of Directors qualified individuals to become directors and regularly assessing the size and composition of the Board of Directors and recommending any changes to the Board of Directors.

It is our belief that members of the Board of Directors should have the highest professional and personal ethics and values. The Board's Nominating and Governance Committee periodically reviews the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. We believe that the Board of Directors should be comprised of individuals who are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board of Directors endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating and Governance Committee looks for in director candidates include business experience and skills, judgment, independence, integrity, an understanding of such areas as finance, marketing, regulation, end markets and public policy, and the absence of potential conflicts with the Company's interests. While the Nominating and Governance Committee does not have a formal policy with respect to diversity, the Nominating and Governance Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

Our Nominating and Governance Committee will consider stockholder nominations for directors. The Nominating and Governance Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described above. Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received not less than 90 nor more than 120 days prior to the date of the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting was first made by the Company.

To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-election as a director, set forth all information concerning such person as would be required in a Proxy Statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (including such person's signed written consent to being named in the Proxy Statement as a nominee and to serve as a director of the Company, if elected) and a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company's books, of such stockholder and such beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) of the Exchange Act, and a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Company's capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.

Director Attendance at Annual Meetings

AECOM's policy is for directors to attend our annual meetings of stockholders, unless there are extenuating circumstances. All of the then members of our Board of Directors attended the 2014 Annual Meeting of Stockholders.

Director Compensation

Information regarding the compensation of our non-employee directors is discussed below in "Compensation of Executive Officers and Other Information — Directors' Compensation for Fiscal Year 2014."

Director Retirement Policy

Our Board of Directors has adopted a director retirement policy, which provides that, unless otherwise recommended by the Nominating and Governance Committee and approved by the Board of Directors, directors are expected to retire from the Board of Directors at the end of the term of service during which they turn 72 years of age. In accordance with our director retirement policy, Mr. Richard G. Newman, a current Class I director, will not stand for re-election at the 2015 Annual Meeting and will retire effective upon the election of the Class I directors at the 2015 Annual Meeting.

Related Party Transaction Policy

We have adopted a written related party transaction policy, which covers transactions in excess of $100,000 between us and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee. In reviewing such transactions, the policy requires the Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally.

Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Relationships and Related Transactions

Mr. Daniel Tishman, Vice Chairman of the Company and a member of our Board of Directors, owns a substantial equity interest in, and has certain management rights with respect to, Tishman Hotel & Realty, LP, a Delaware limited partnership ("THR"), which is party to a Shared Services Agreement ("Services Agreement" or "SSA"), dated July 14, 2010, with our wholly owned subsidiary, Tishman Construction Corporation ("TCC"). Pursuant to the Services Agreement, which was entered into in connection with our acquisition of TCC in July 2010, TCC provides THR and certain affiliates certain services, such as information technology support, in exchange for fees based on an annual budget. The initial term of the Services Agreement expires on July 14, 2015. In fiscal year 2014, TCC received approximately $369,000 in fees from THR pursuant to the Services Agreement. THR and TCC are also parties to an Occupancy Agreement, dated July 14, 2010, (the "Occupancy Agreement") pursuant to which THR pays to TCC a portion of the rent payable by TCC for its office space in a building located in New York, New York, in exchange for the right to use and occupy a portion of such space. THR may terminate the Occupancy Agreement at any time on 30-days' notice to TCC. In fiscal year ended 2014, TCC received approximately $1,561,000 in rent from THR pursuant to the Occupancy Agreement.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are subject to stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of AECOM stock at a multiple of five times the annual retainer. The minimum number of shares guideline is updated annually based on the current retainer ($90,000 since August 21, 2013) and the 12-month trailing average AECOM stock price. Shares owned directly or indirectly, deferred stock units, the value of vested but unexercised stock options and unvested Restricted Stock Units are counted toward the guidelines. Non-employee directors have until five years after becoming a director to comply with the guidelines. The following table outlines the ownership of our non-employee directors as of September 30, 2014.

Non-Employee Director	Retainer Multiple
James H. Fordyce	47.0
Linda Griego	9.0
David W. Joos	6.3
Richard G. Newman	145.4
William G. Ouchi	24.2
Robert J. Routs	4.6
William P. Rutledge	15.0
Clarence T. Schmitz	2.5

All of our non-employee directors exceeded the stock ownership guidelines, with the exception of Messrs. Routs and Schmitz for whom compliance with the guidelines is not required until December 2015 and June 2019, respectively, the five-year anniversary when each became a director. (Messrs. Frist and Stotlar were appointed as directors after September 30, 2014, and do not appear in the table above. However, these directors will be required to comply with the guidelines by October 2019.)

Please see the Compensation Discussion and Analysis section for a discussion of the executive stock ownership guidelines applicable to our Named Executive Officers.

EXECUTIVE OFFICERS

AECOM's executive officers are as follows:

Name	Age*	Position(s) Held
John M. Dionisio	66	Executive Chairman
Daniel R. Tishman	59	Director, Vice Chairman
Michael S. Burke	51	Director, Chief Executive Officer
Stephen M. Kadenacy	46	President and Chief Financial Officer
Michael J. Donnelly	53	Group President, End Markets
Kevin A. Lynch	50	Executive Vice President, Chief Strategy Officer
Joseph Masters	58	General Counsel, Chief Ethics and Compliance Officer
Daniel P. McQuade	55	Group President, Building Construction
George L. Nash	54	Group President, Energy, Infrastructure and Industrial Construction
Frederick W. Werner	61	Group President, Design and Consulting Services
Randall A. Wotring	58	Group President, Management Services

*
As of January 5, 2015.

The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM:

John M. Dionisio was appointed Executive Chairman of the Board in March 2014. As discussed in more detail above in the section entitled "Corporate Governance — Board Leadership Structure," effective as of the 2015 Annual Meeting, Mr. Burke will succeed Mr. Dionisio as Chairman of the Board. Mr. Dionisio previously served as Chief Executive Officer from October 2005 to March 2014. Mr. Dionisio also previously served as President from October 2005 to September 2011. Mr. Dionisio was elected to our Board of Directors in December 2005 and served as Chairman of the Board from October 2011 to March 2014. From October 2003 to October 2005, Mr. Dionisio served as our Executive Vice President and Chief Operating Officer. From October 2000 to October 2003, Mr. Dionisio served as President and Chief Executive Officer of our legacy DMJM+Harris operation. Mr. Dionisio joined Frederic R. Harris, Inc., predecessor company to DMJM+Harris, in 1971, where he served in a number of capacities, including Chief Executive Officer from October 1999 to October 2003, President from July 1996 to October 1999, Executive Vice President in charge of U.S. operations from 1993 to 1996, and Manager of the New York Operations and Northern Region Manager from 1992 to 1993. Mr. Dionisio is also a director of Corinthian Colleges, Inc.

Daniel R. Tishman was appointed to our Board of Directors and as Vice Chairman of the Company in July 2010 in connection with our acquisition of Tishman Construction Corporation. He has also served as Chairman of the Board of Directors and Chief Executive Officer of Tishman Construction, a leading construction management firm, since 2000. He is also Vice Chairman and a member of the Board of Tishman Hotel & Realty LP. Mr. Tishman serves on the boards of the Real Estate Board of New York, the Natural Resources Defense Council, the Albert Einstein College of Medicine, the National September 11 Memorial & Museum and the UJA-Federation of NY. He also serves as an adviser to several government organizations.

Michael S. Burke was appointed Chief Executive Officer of the Company and was elected to the Board of Directors in March 2014. As discussed in more detail above in the section entitled "Corporate Governance — Board Leadership Structure," effective as of the 2015 Annual Meeting, Mr. Burke will also assume the role of Chairman of the Board. He previously served as President of the Company from October 2011 to March 2014, Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to September 2011. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and a member of KPMG's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and a member of the Audit and Finance Committee. Mr. Burke serves on the Board of Directors of Rentech, Inc., and is the Chairman of its Audit Committee. Additionally, he serves on the Board of Directors of Rentech Nitrogen Partners, L.P., and as the Chairman of its Audit Committee. Mr. Burke also serves on various charitable and community boards.

Stephen M. Kadenacy was appointed President in October 2014 and has served as Chief Financial Officer since October 2011. From May 2008 to September 2011, he served as Senior Vice President, Corporate Finance. Prior to joining AECOM, Mr. Kadenacy was with the accounting firm KPMG LLP in San Francisco, California, since 1996. During his tenure with the firm, Mr. Kadenacy held several leadership roles and served as the partner in charge of several businesses. Mr. Kadenacy previously served on the Board of Directors of ABM Industries Incorporated, where he also served on the Audit Committee.

Michael J. Donnelly was appointed Group President, End Markets, in October 2014. He previously served as Group Chief Executive, Global Support Services, from January 2012 to September 2014. He also served as President of AECOM Government Services from October 2010 to December 2011. Mr. Donnelly joined AECOM in 2008 as Government Services Senior Vice President of Business Development. Prior to joining AECOM, he spent 25 years within business development, holding senior management positions at Raytheon Technical Services Company, EG&G, Lear Siegler Services and URS.

Kevin A. Lynch was appointed Executive Vice President and Chief Strategy Officer of AECOM in May 2014. Prior to joining AECOM, Mr. Lynch served as National Managing Director for the Technology, Media and Telecommunications Industry Practice at Deloitte from April 2012 to May 2014, where he joined and was admitted to partnership in 2002. In his time as a Senior Partner at Deloitte, he was a member of Deloitte's Consulting Executive Committee from March of 2012 to May of 2014, built and led the Strategy practice from April of 2009 to March of 2012, was an Advisory Board Member for its Japanese member firm in 2013, and held many additional senior operating roles during his tenure. Mr. Lynch is a Trustee and Chair of the Strategic Planning Committee at Proctor Academy, a private boarding school in New Hampshire.

Joseph Masters was appointed General Counsel and Chief Ethics and Compliance Officer of AECOM in October 2014. Previously, Mr. Masters served as General Counsel of URS since 1997 and was appointed Corporate Secretary in 2006. After joining URS in 1992 he held various senior leadership positions in the legal department. He also served as a member of the URS Management Committee and Risk Management Committee. Prior to 1992, he was in a private law practice.

Daniel P. McQuade was appointed Group President of AECOM's global Building Construction group in October 2014. He previously served as Chief Executive of the Company's legacy construction services practice from May 2012 to October 2014. From July 2010 to May 2012, he was Chief Operating Officer of the firm's construction services practice for the United States. Prior to joining AECOM in July 2010 as part of the Tishman Construction acquisition, he served as President of Tishman from October 2005 to June 2010. Mr. McQuade is a member of the Cornell University Civil Engineering School's Advisory Board and has professional affiliations with the Construction Industry Round Table and the Construction Management Association of America.

George L. Nash was appointed Group President, Energy, Infrastructure and Industrial Construction, of AECOM in October 2014. Previously, Mr. Nash served as President of URS' Energy & Construction business since January 2014. After joining an affiliate of URS in 1999 he held various leadership positions, including Chief Operating Officer, Energy & Construction; General Manager, Power Group; and Executive Vice President of Business Development, Power Group. He also served as a member of the URS Management Committee, Risk Management Committee and Retirement Plans Committee. Prior to 1999, he was the Director of Business Development for Stone & Webster for its power business.

Frederick W. Werner was appointed Group President, Design and Consulting Services, in October 2014. He previously served as President, EMEA (Europe, Middle East and Africa) since October 2012. Prior to that time, Mr. Werner served as President, Corporate Development, since October 2011 and Executive Vice President, Business Lines, from January 2009 to September 2011. He also served as Group Chief Executive of our U.S. Group from January 2008 to January 2009. He served as Group Chief Executive of our U.S. Infrastructure

Group from 2005 to 2008. Prior to that time, Mr. Werner served as President and Chief Operating Officer of AECOM's legacy DMJM+Harris operation from 2003 to 2005. He began his DMJM+Harris career in the Geotechnical Division in 1977, progressing to Vice President and Manager of New Jersey Operations, Senior Vice President and Manager of New York Operations and, finally, to Chief Operating Officer before becoming President.

Randall A. Wotring was appointed Group President, Management Services, of AECOM in October 2014. Previously, Mr. Wotring served as President of URS' Federal Services business since November 2004. After joining an affiliate of URS in 1981 he held various leadership positions, including managing the day-to-day operations of the Engineering and Technical Services Group within the URS Federal Services business. He also served as a member of the URS Management Committee and Risk Management Committee. Mr. Wotring currently serves on the Board of Directors of TimkenSteel.

COMPENSATION OF EXECUTIVE OFFICERS
AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS
(CD&A)

Executive Summary

At AECOM, our executive compensation plans are driven by short- and long-term financial performance metrics designed to ensure management is incentivized to increase stockholder value over time.

In fiscal year 2014, the Company delivered earnings per share1 growth and continued to execute a returns driven capital allocation strategy including both repurchases of common stock and the issuance of debt and common stock to finance the URS transaction (as described below). The Company continued its expansion into international markets with growth in Europe, the Middle East, Africa and Asia while delivering strong construction services wins and accelerating construction services revenue growth. On October 17, 2014, during the beginning of fiscal year 2015, AECOM completed its acquisition of URS Corporation, further diversifying and broadening its market presence and its service offerings to clients, by adding strong sector expertise in important end markets, including oil & gas, power and government services, as well as bolstering our construction capabilities. The combination with URS differentiates AECOM in the market with the ability to design, build, finance and operate infrastructure across the globe with nearly 100,000 employees operating across all seven continents and in more than 150 countries.

The achievements discussed above have been supported by our strong relationships with our clients, and driven by our talented employees, a strong leadership team and effective leadership succession planning. On March 5, 2014, John M. Dionisio, the Company's Chairman and CEO, retired as CEO and was appointed by the Company's Board of Directors as Executive Chairman. Concurrently, the Board appointed Michael S. Burke to the position of CEO of the Company effective March 6, 2014. In early fiscal year 2015, in connection with the closing of the URS transaction described above, the Company announced additional leadership appointments. In particular, the Company's Board of Directors appointed Stephen M. Kadenacy to the position of President and Chief Financial Officer, reporting to Mr. Burke. Also, effective as of the 2015 Annual Meeting, the Board has determined that Mr. Burke will assume the additional position of Chairman of the Board.

In addition to Messrs. Burke, Dionisio and Kadenacy, our Named Executive Officers (or NEOs) for fiscal year 2014 include Ms. Jane A. Chmielinski, our Chief Operating Officer and President, Americas; Mr. Frederick W. Werner, who was appointed to serve as Group President, Design and Consulting Services, in October 2014 and previously served as President, EMEA (Europe, Middle East, and Africa) during fiscal 2014; and Mr. Anthony C.K. Shum, who served as President, APAC (Asia-Pacific) in fiscal 2014 and transitioned to Chairman, APAC in October 2014.

Performance

Through a combination of operational and financial initiatives, AECOM has a balanced approach to capital allocation with the goal of optimizing long-term returns. AECOM is focused on strengthening its presence in large key, fast-growing markets, improving project delivery, enhancing the client experience and leveraging the Company's global end-to-end service platform. As a result, the Company's geographic footprint, services portfolio and end market exposure are well aligned with global growth opportunities. Financially, AECOM is committed to improved returns over time driven by profitable growth and enhanced cash conversion, which provide additional opportunities for deploying capital in value enhancing ways.

1
Earnings per share for fiscal year 2014 is a non-GAAP measure defined as diluted earnings per share from continuing operations attributable to AECOM and excludes acquisition and integration costs.

Since the Company's IPO in 2007, it has delivered strong performance across various economic environments, as illustrated by the financial metrics in the graphs below.

CAGR: Compound annual growth rate; EBITDA and EBITDA Margin: Non-GAAP measures. EBITDA is defined as earnings before interest expenses, taxes, depreciation and amortization and EBITDA margin is defined as EBITDA divided by revenue, net of other direct costs, which is also a non-GAAP measure that segregates other direct costs from revenue; bps: Basis points; Earnings Per Share (EPS): Non-GAAP measure is defined as diluted EPS from continuing operations attributable to AECOM and excludes acquisition and integration costs; Free Cash Flow: Non-GAAP measure is defined as net cash provided by operating activities less payments for capital expenditures; Backlog: Non-GAAP measure is defined as future awarded or contracted gross revenue.

Pay and Performance Alignment

Program Design: Over 60% of the CEO's target pay is performance based, aligning compensation with results. Short-Term Incentive (STI) Program Long-Term Incentive (LTI) Program The STI program has a target performance formula that links financial results and strategic measures of individual key contributions to Company performance. 70% of the program is based on pre-established financial goals that require a high level of performance to be achieved with no payouts below 92% of target performance. The remaining 30% is based on individual key performance indicators (KPIs) around the areas of people, clients, growth, innovation and excellence. Payments may range from 0% to 200% of target based on actual performance. The LTI program has a compensation mix composed of: 60% performance units under the Performance Earnings Program (PEP). 40% Restricted Stock Units (RSUs). The PEP2014 awards are structured with earnings and cash flow metrics. The pre-established goals require a high level of financial performance to be achieved over the two-year performance period. Payouts at the end of the three-year vesting period may range from 0% to 200%. Performance Assessment: The Committee takes into account a broad array of factors in establishing the incentive opportunities for each executive, including the financial performance of the Company, an individual's performance against their pre-defined goals, peer company market data and the experience level of the individuals in their current positions.

CEO Pay at a Glance

The Committee determined that the appropriate Total Direct Compensation (TDC), comprised of base salary, STI and LTI, for Mr. Burke and Mr. Dionisio for 2014 performance was $13.6 million and $9.5 million, respectively. Despite economic headwinds within its domestic market, AECOM delivered fiscal year 2014 earnings per share growth (excluding acquisition and integration costs) and achieved per share cash flow targets in addition to returning $25 million of its free cash flow to stockholders through its share repurchase program. This performance supported an 8% increase in share price in fiscal year 2014, slightly above the 50th percentile compared to our peer group. The Committee considered the increase in stockholder value driven by the balanced capital allocation strategy, as well as the organizational and operational actions Messrs. Burke and Dionisio took to effectively navigate the challenging market environment, while strengthening the competitive position of the Company, in determining their compensation.

The charts below show the components of FY2014 TDC awarded to Mr. Burke and Mr. Dionisio, respectively.

Michael S. Burke Total Direct Compensation ($ mils.)*

Excluding a special $5.0 million performance stock option award, Mr. Burke's TDC increased 51% from $5.7 million to $8.6 million, primarily as a result of his promotion to CEO in March 2014. The performance stock option award will vest on March 5, 2019, subject to continued employment through such date and the achievement of stock price performance goals.

*
Total Direct Compensation does not include the change in pension value or all other compensation as reported in the Summary Compensation Table below.

John M. Dionisio Total Direct Compensation ($ mils.)*

*
Total Direct Compensation does not include the change in pension value or all other compensation as reported in the Summary Compensation Table below.

CEO Pay-For-Performance Alignment

A significant portion of each of the compensation packages for AECOM's CEOs is tied to the financial performance of the Company and a sustained increase in the value of the Company. The realizable value of Mr. Burke's compensation over the last three fiscal years increased by 38%, excluding the realizable value of an unvested, special one-time performance stock option award granted in connection with his promotion. In addition, the realizable value of Mr. Dionisio's equity compensation for his service as our CEO over the last three fiscal years increased by 37%. These increases are expressed in the following charts, and are primarily a result of AECOM's three-year Total Stockholder Return (TSR) increasing by 24.1% (annualized) over the same period.

The reported grant date values in the charts below represent the grant date fair value for all equity awards granted in each fiscal year as a percentage of grant date value, excluding Mr. Burke's unvested special one-time performance stock option award. The realizable value is the value of the equity awards determined by the share price at the end of fiscal year 2014 ($32.90). The Company's performance based equity award (i.e., Performance Earnings Program or PEP awards) granted in 2012 is valued at 39.0% of target, which was the actual earned percentage. PEP awards granted in 2013 and 2014 are valued based on current estimates of 113.3% and 150% respectively.

Michael S. Burke Grant Date and Realizable Equity Values

*
FY2014 Excludes Special Performance Option Award.

John M. Dionisio Grant Date and Realizable Equity Values

Active Stockholder Engagement

The Committee understands the importance of stockholder feedback in the development of AECOM's executive compensation programs, including the annual stockholder advisory vote on executive compensation. AECOM actively seeks stockholder input as the Company periodically evaluates its compensation plans to further strengthen the link between pay and performance with the ultimate goal of creating long-term value for stockholders.

Following the 2014 Annual Meeting of Stockholders, the Company continued its active dialogue with stockholders, reaching well over 50% of its active institutional ownership, to discuss and better understand the reasons for their votes and to obtain their input on the Company's compensation programs. In response to these and prior fiscal year consultations with stockholders, the Committee implemented the following executive compensation program enhancements and actions in fiscal year 2014:

  •
  Amended the Company's Certificate of Incorporation to declassify the Board of Directors and provide for annual direct elections to be phased-in starting with the Class I directors standing for election at the 2015 Annual Meeting.

  •
  Continued to utilize financial metrics for STI and LTI that are favored by shareholders; such as:

  –
  STI Plan Design — Named Executive Officers (NEOs) are measured using 35% Earnings Per Share ("EPS") and 35% Operating Cash Flow Per Share. These metrics vary for NEOs with certain operational responsibilities.

  –
  LTI Plan Design — Maintained financial metrics in the performance-based equity awards as 50% EPS and 50% Free Cash Flow Per Share.

  –
  Clawback Policy — Maintained a clawback policy for incentive-based compensation.

Cash metrics were strengthened and added to align incentives to greater profitability and to cash generation that can be redistributed to stockholders over time. Furthermore, metrics are measured on a per-share basis as opposed to an aggregate growth basis to ensure that AECOM's growth is tied directly to stockholder interests.

Compensation Practices

The table below outlines the Company's pay-for-performance philosophy and strong governance practices employed with the intention of best serving stockholders over the long term:

AECOM's Executive Compensation Practices Pay-for-Performance Per Share — Links executive pay-for-performance to stockholder interests using Earnings Per Share and Cash Flow Per Share as key incentive plan metrics. Stockholder Communications — Communicates with institutional stockholders throughout the year about executive compensation programs. Stock Ownership Guidelines — NEOs are subject to ownership guidelines that require them to maintain a significant equity stake in the Company. The CEO ownership guideline is six times base salary, and the guideline for other NEOs is three times base salary. Independent Consultant — Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Company. Tally Sheets — Committee uses tally sheets in assessing executive total compensation. Clawback Policy — Maintains a clawback policy for all incentive-based compensation. Change in Control Severance Policy — Provides severance benefits, including accelerated vesting of any equity awards, only if there is a change in control and an eligible termination of employment ("double trigger" for both cash and equity). Committee Review/Approval — Compensation packages are reviewed and approved by the Committee. AECOM's NEOs do not determine their own compensation. Risk Assessment — Committee's compensation consultant performs an independent risk assessment of compensation programs. Say-on-Pay Vote — Has a policy to hold an advisory vote on executive compensation on an annual basis. Benchmarking — Committee annually seeks to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive benchmarking analyses. AECOM Does Not Employ Employment Agreements — Does not have any employment agreements or multi-year guarantees for NEOs. Stock Option Re-pricing — Does not re-price underwater stock options. Single Trigger Equity Acceleration — Does not allow single trigger equity acceleration or severance payments in connection with a change in control. Tax Gross-Ups — Does not provide tax gross-ups on change in control severance benefits to NEOs. Hedging and Pledging — Prohibits hedging transactions involving company securities by NEOs and does not allow trading in puts, calls, options or other similar transactions involving Company securities by NEOs. Also, prohibits the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

FY2014 NEO TOTAL DIRECT COMPENSATION
(TDC) DECISIONS

Overview of Fiscal Year-End 2014 TDC Incentive Type Pay Element What It Does How It Links to Performance Fixed 11 - 30% of TDC Base Salary Provides a competitive salary relative to NEO position and experience compared to AECOM's peers. Job scope, level of responsibilities, experience, tenure, market pay. Performance in the role and growth of the Company. Variable 70 - 89% of TDC STI Compensation Encourages focus on achievement of the Company's annual financial plan as well as the specific qualitative goals included in the Company's strategic plan. Financial metrics, e.g., EPS and Operating Cash Flow Per Share (70% weighting). Metrics vary by individual based on responsibilities. Individual contribution goals based on objective performance metrics that also allow the Committee to use judgment in considering quantitative and qualitative performance factors (30% weighting). Range of annual incentive target as a percent of base salary is 90% to 175%. Payouts may range from 0% to 200% (maximum of two times target). LTI Compensation — Performance Unit Award Rewards achievement of performance related to the Company's long-term objectives. 60% of LTI awarded as performance units under the PEP2014. Three-year vesting period with two one-year performance periods. Performance criteria are EPS and Free Cash Flow Per Share, each with a 50% weighting in determining overall payout. Payouts may range from 0% to 200% of target based on actual performance achieved over the performance period. LTI Compensation — RSU Award40% of LTI awarded as RSUs that will convert to an equivalent number of AECOM shares of common stock as long as the individual remains an AECOM employee through the three-year vesting date.

Michael S. Burke, CEO

Excluding a special $5.0 million performance stock option award, Mr. Burke's TDC was $8.6 million, which is a 51% increase from his prior year TDC of $5.7 million, mainly attributable to his promotion to CEO in March 2014. From 2011 to his appointment as CEO, Mr. Burke served as our President. In that position, Mr. Burke was responsible for developing AECOM's long-term strategic plan and advancing the Company's strategic direction.

The components of Mr. Burke's FY2014 TDC are detailed below:

CEO TDC (Michael S. Burke) 2014 2013 ($ mils.) Base Salary $1.0 $0.8 The Committee increased Mr. Burke's salary 21.2% (from $825,000 to $865,000 as of January 1, 2014, and from $865,000 to $1,000,000 based on his promotion to CEO in March 2014). STI Award $2.5 $1.3 At the start of fiscal year 2014, Mr. Burke's STI target of 110% of base salary was unchanged from fiscal year 2013. Based on his promotion to CEO, Mr. Burke's FY2014 STI target increased to 150% of base salary. Mr. Burke earned 200% of his financial components resulting in a $1.2 million increase in his STI award compared to the prior year. The financial performance metrics, performance targets and the Company's actual performance for fiscal year 2014 were as follows: Financial Performance Metric Weight Target Actual Earned Percentage Earnings Per Share 35% $2.35 — $2.42 $2.53 200% Operating Cash Flow Per Share 35% $2.50 — $2.55 $3.53 200% With respect to the qualitative component of the STI award, the Committee took into account Mr. Burke's fiscal year 2014 accomplishments: 7.7% year-over-year growth in diluted EPS (excluding acquisition and integration costs). Delivered new wins and year-end backlog of $13.8 billion and $25.1 billion, respectively. Completed URS transaction (in early fiscal year 2015) and Hunt Construction acquisition. Developed and implementing integrated delivery strategy. Successfully implemented key strategic enablers, including delivering world-class safety performance. LTI Award $5.1 $3.6 This total equity grant of $5.1 million was divided into a target amount of 102,542 PEP performance units (60% of total grant value) and 68,362 RSUs (40% of total grant value). The Committee awarded Mr. Burke $3.7 million (grant date fair market value) in November 2013. At the time of his promotion to CEO, the Committee awarded Mr. Burke an additional $1.4 million (grant date fair market value) in March 2014. The PEP performance units have a three-year vesting period with two one-year performance periods. Performance criteria are EPS and Free Cash Flow Per Share each with a 50% weighting in determining overall payout criteria. Payouts may range from 0% to 200% of target based on actual performance achieved over the performance period. Sub-Total (excluding special performance stock option grant) $8.6 $5.7 Special Performance Stock Option Award $5.0 In connection with his promotion, Mr. Burke was also granted a special performance stock option award with aggregate grant date fair market value of $5 million. This option award will vest on March 5, 2019, subject to continued employment through such date and the achievement of stock price performance goals. The award becomes eligible to vest in 10% increments each time AECOM's trailing 20-day average closing stock price equals or exceeds $2.50 above the $31.62 exercise price. See the "Outstanding Equity Awards at Fiscal Year End 2014" table below for additional information about the award. Total $13.6

*
TDC does not include the change in pension value or all other compensation as reported in the Summary Compensation Table.

The chart below shows that 78% of Mr. Burke's 2014 pay is performance based, which is an increase over the prior year.

FY14 Compensation Mix at Performance for Michael S. Burke

 John M. Dionisio, Former CEO and Executive Chairman

CEO TDC (John M. Dionisio) 2014 2013 ($ mils.) Base Salary $1.2 $1.1 The Committee increased Mr. Dionisio's salary 4.3% (from $1,150,000 to $1,200,000) based on his ongoing responsibilities as CEO through 2014. STI Award $2.1 $2.9 Target of 175% of base salary remained unchanged from fiscal year 2013. Based on the Company's financial performance, Mr. Dionisio earned 200% of his financial performance metrics; however, due to the decline in responsibilities since becoming Executive Chairman, the Compensation Committee decided to pay Mr. Dionisio his 2014 target amount, resulting in a $0.8 million decrease in his STI award compared to the prior year. The financial performance metrics, performance targets and the Company's actual performance for fiscal year 2014 were as follows: Financial Performance Metric Weight Target Actual Earned Percentage Earnings Per Share 35% $2.35 - $2.42 $2.53 200% Operating Cash Flow Per Share 35% $2.50 - $2.55 $3.53 200% LTI Award $6.2 $6.1 The Committee awarded Mr. Dionisio $6.2 million (grant date fair market value). The grant was divided into a target amount of 127,311 PEP performance units (60% of total grant value) and 84,874 RSUs (40% of total grant value). The PEP performance units have a three-year vesting period with two one-year performance periods. Performance criteria are EPS and Free Cash Flow Per Share each with a 50% weighting in determining overall payout criteria. Payouts may range from 0% to 200% of target based on actual performance achieved over the performance period. Total $9.5 $10.1

*
TDC does not include the change in pension value or all other compensation as reported in the Summary Compensation Table.

The chart below shows that 61% of Mr. Dionisio's pay is performance based, which is similar to last year.

FY14 Compensation Mix at Performance for John M. Dionisio

Other Named Executive Officers (NEOs)

Our CEO makes recommendations to the Committee regarding the compensation of other NEOs (other than Mr. Dionisio). The CEO does not make a recommendation as to his own compensation. The following information provides highlights of specific individual and business performance criteria considered in the pay recommendations for the other NEOs. The Committee also considers overall performance of the Company when approving pay decisions for other NEOs. Included below are the Committee's 2014 TDC decisions for each NEO.

Jane A. Chmielinski, Chief Operating Officer

Ms. Chmielinski was appointed Chief Operating Officer in October 2011. In this position, Ms. Chmielinski is responsible for AECOM operations and provides leadership to ensure coordination across AECOM's geographies and end markets, while continuing to advance and better align its corporate services. In 2014, Ms. Chmielinski also served as President, Americas, with responsibility for the financial and operating performance in the Americas geography. Her 2014 short-term incentive financial metrics (70% weighting) and the Company's actual performance for fiscal year 2014 were as follows:

Performance Metric Weighting Target Actual Earned Percentage Net Income (AECOM) 7% $227 million $249.5 million 125% Days Sales Outstanding (Americas) * 14% 86% Pre-Variable Compensation EBITA (Americas) * 35% 0% Gross Margin (Americas) * 14% 50%

*
Adjusted Net Income.
**
The Company does not disclose financial information for individual geographies. The targets were designed to be challenging, but not impossible to achieve.

Ms. Chmielinski's 2014 achievements included:

  •
  Realigned Americas' operating structure to improve accountability and efficiency.

  •
  Strengthened operations leadership across the Americas.

On October 16, 2014, Ms. Chmielinski informed the Company that she will be retiring on April 1, 2015.

 Frederick W. Werner, President, Europe-Middle East-Africa

Mr. Werner was appointed President, Europe-Middle East-Africa ("EMEA"), in October 2012. Mr. Werner is responsible for leading the Company's EMEA operations. His 2014 short-term incentive financial metrics (70% weighting) and the Company's actual performance for fiscal year 2014 were as follows:

Performance Metric Weighting Target Actual Earned Percentage Earnings Per Share 10% $2.35 - $2.42 $2.53 200% Days Sales Outstanding (AECOM) * 10% 85.8 days 89.0 days 91% Pre-Variable Compensation EBITA (EMEA) ** 25% 83% Operating Cash Flow (EMEA) ** 25% 0%

*
Days Sales Outstanding (DSO) reflects the adjusted average of the four quarters of DSO.
**
The Company does not disclose financial information for individual geographies. The targets were designed to be challenging, but not impossible to achieve.

Mr. Werner's 2014 achievements included:

  •
  Delivered double-digit revenue growth across Europe, the Middle East and Africa.

  •
  Developed successor to lead the geography.

  •
  Continued expansion of construction services capabilities.

  •
  Achieved exceptional safety performance.

Mr. Werner was appointed Group President, Design and Consulting Services, in October 2014.

Stephen M. Kadenacy, President and Chief Financial Officer

Mr. Kadenacy was appointed Chief Financial Officer in October 2011. Mr. Kadenacy is responsible for leading the Company's global financial organization and representing AECOM to investors and lenders. His 2014 short-term incentive financial metrics (70% weighting) and the Company's actual performance for fiscal year 2014 were as follows:

Performance Metric Weighting Target Actual Earned Percentage Earnings Per Share 35% $2.35 - $2.42 $2.53 200% Operating Cash Flow Per Share 35% $2.50 - $2.55 $3.53 200%

Mr. Kadenacy's 2014 achievements included:

  •
  Delivered another year of strong Free Cash Flow and cash conversion.

  •
  Drove completion of URS transaction, including execution of financing.

  •
  Launched program focused on best-in-class delivery on all phases of the project lifecycle.

  •
  Continued execution of real estate strategy.

Mr. Kadenacy was appointed President and Chief Financial Officer effective October 17, 2014.

 Anthony C.K. Shum, President, Asia-Pacific

Mr. Shum was appointed President, Asia-Pacific ("APAC"), in October 2012. In this role, Mr. Shum was responsible for leading the Company's operations. His 2014 short-term incentive financial metrics (70% weighting) and the Company's actual performance for fiscal year 2014 were as follows:

Performance Metric Weighting Target Actual Earned Percentage Earnings Per Share 10% $2.35 - $2.42 $2.53 200% Days Sales Outstanding (AECOM) * 10% 85.8 days 89.0 days 91% Pre-Variable Compensation EBITA (APAC) ** 25% 0% Operating Cash Flow (APAC) ** 25% 0%

*
Days Sales Outstanding (DSO) reflects the adjusted average of the four quarters of DSO.
**
The Company does not disclose financial information for individual geographies. The targets were designed to be challenging, but not impossible to achieve.

Mr. Shum's 2014 achievements included:

  •
  Delivered 9% revenue growth in Asia, which remains positioned as one of our largest international growth opportunities.

  •
  Successfully implemented leadership succession plan.

  •
  Strengthened senior team leading Australia and New Zealand.

  •
  Stabilized Australian market with project wins at the highest level in nearly two years.

Mr. Shum transitioned to the position of Chairman, APAC, effective October 1, 2014.

Pay Mix Focuses on Performance

The chart below shows that 54% of the 2014 pay for our other NEOs other than Messrs. Burke and Dionisio, is performance based, which is similar to last year.

Average FY14 Compensation Mix at Performance for Other Named Executive Officers

NEO TDC Decisions

During 2014, the Company generated strong cash flow and effectively executed its capital allocation strategy. The Compensation Committee's TDC decisions for fiscal year 2014, which were based on the Company's performance, are reflected in the table below.

Other NEOs TDC Decisions ($ mils.):

J.A. Chmielinski F.W. Werner S.M. Kadenacy A.C.K. Shum Base Salary $0.66 $0.63 $0.63 $0.57 STI Target 100% 90% 90% 90% STI Actual $0.20 $0.61 $1.13 $0.25 LTI $2.50 $1.73 $1.40 $1.10 Total $3.36 $2.97 $3.16 $1.92

PERFORMANCE EARNINGS PROGRAM

Fiscal Years 2012-2014 (PEP 2012)

The three-year performance period for AECOM's PEP2012 closed at the end of fiscal year 2014. Performance was measured with a 50% emphasis on growth in EBITA and a 50% emphasis on return on investment. Given AECOM's achievement of the PEP2012 goals, NEOs received payments from PEP2012 at 39% of target award amounts. The following table illustrates the threshold, target, maximum and actual performance levels and associated payout schedule for PEP2012.

Performance level	Threshold	Target	Maximum	Actual
Return on investment	13%	16%	20%	14.9%
EBITA growth	6%	9%	14%	-5.3%
Payout percentage	n/a	100%	200%	39%

Fiscal Years 2013-2015 (PEP 2013)

The two-year performance period for AECOM's PEP2013 closed at the end of fiscal year 2014. Performance was measured with a 50% emphasis on growth in EPS and a 50% emphasis on Free Cash Flow (FCF) Per Share. Given AECOM's achievement of the PEP2013 goals, NEOs earned payments from PEP2013 at 113.3% (150% in Year 1 and 76.6% in Year 2) of target award amounts. The following table illustrates the threshold, target, maximum and actual performance levels and associated payout schedule for PEP2013. Although the performance period for PEP2013 ended at the end of fiscal year 2014, continued employment through December 15, 2015, is required before the PEP2013 awards become vested.

Year 1	Threshold	Target	Maximum	Actual
EPS	$2.18	$2.35 - $2.42	$2.53	$2.35
FCF Per Share	$1.64	$1.77 - $1.82	$1.90	$3.50
Payout percentage	N/A	100%	200%	150%

Year 2	Threshold	Target	Maximum	Actual
EPS	-5.0%	2.0% - 5.0%	10%	7.7%
FCF Per Share	-5.0%	2.0% - 5.0%	10%	-8.5%
Payout percentage	N/A	100%	200%	76.6%

Fiscal Years 2014-2016 (PEP 2014)

The first year of the two-year performance period for AECOM's PEP2014 closed at the end of fiscal year 2014. Performance was measured with a 50% emphasis on growth in EPS and a 50% emphasis on Free Cash Flow (FCF) Per Share. Given AECOM's achievement of the PEP2014 goals, NEOs earned payments from the first year of PEP2014 at 200% of the target award amounts. The following table illustrates the threshold, target, maximum and actual performance levels and associated payout schedule for the first year of PEP2014. Although the first year of the performance period for PEP2014 ended at the end of fiscal year 2014, continued employment through December 15, 2016, is required before the PEP2014 awards become vested.

Year 1	Threshold	Target	Maximum	Actual
EPS	$2.18	$2.35 - $2.42	$2.53	$2.53
FCF Per Share	$1.64	$1.77 - $1.82	$1.90	$3.20
Payout percentage	N/A	100%	200%	200%

 EXECUTIVE COMPENSATION PROGRAM STRUCTURE

Overview of Philosophy, Design and Provisions

The purpose of AECOM's executive compensation program is to recognize and reward outstanding achievement, as well as attract, motivate, reward and retain executives in a competitive environment. The Committee seeks feedback from investors to better align its executive compensation program with stockholders' interests.

AECOM'S PAY PHILOSOPHY

The Committee's approach to compensation for executives is directly linked to the Company's business focus on profitable growth and improved returns, as well as rewarding performance. Specifically, AECOM's compensation philosophy is composed of the following elements:

  •
  Seeking to provide a competitive compensation package that will allow AECOM to attract, motivate, reward and retain key talent to achieve business objectives;

  •
  Providing incentives that promote sustained short- and long-term financial growth and returns in order to enhance stockholder value;

  •
  Believing in a strong pay-for-performance model, with a majority of NEO compensation at-risk and total compensation over time dependent on, and balanced between, each executive's individual performance and the overall performance of the Company; and

  •
  Aiming to optimize performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

Assessing Competitive Practice

The Company's pay program is designed to reward achievement of goals and to attract, motivate, reward and retain leaders in an increasingly competitive talent market. For fiscal year 2014 compensation decisions, the Committee examines pay data for a group of 18 companies to stay current with market pay practices and trends, and to understand the competitiveness of the Company's total compensation and its components of pay. The Committee uses this data for informational purposes. The Company does not target a specific percentile or make significant pay decisions based on market data alone. The Committee considers Company performance as well as the level of responsibility, experience and tenure of the individual and performance in the role.

This group consists of companies within AECOM's industry and companies specializing in industrial services or government contracting with sizeable international presence in locations where AECOM operates and competes for talent.

• Accenture Ltd.	• KBR, Inc.
• CH2M Hill Companies Limited	• L-3 Communications Holdings, Inc.
• Chicago Bridge and Iron Company	• McDermott International, Inc.
• Computer Sciences Corporation	• Northrop Grumman Corporation
• EMCOR Group, Inc.	• Raytheon Company
• Fluor Corporation	• Leidos, Inc.
• Foster Wheeler Ltd.	• Tetra Tech, Inc.
• Granite Construction, Inc.	• Tutor Perini Corporation
• Jacobs Engineering Group, Inc.	• URS Corporation

For the most recent trailing four quarters available ending June 30, 2014, sales for our peer group companies ranged from $1.9 billion to $31.1 billion, as compared to $7.9 billion for AECOM, while net income for our peer group companies ranged from ($449 million) to $2.9 billion, as compared to $242 million for AECOM. As of September 2014 month end, market capitalization for our peer group companies ranged from $1.2 billion to $51.3 billion, as compared to $3.4 billion for AECOM. For the most recent trailing four quarters available ending June 30, 2014, the median sales for our peer group companies were $8.6 billion, while the median net income for our peer group companies was $188 million. As of September 2014 month end, the median market capitalization for our peer group companies was $3.9 billion.

Performance Measures

AECOM uses specific measures to drive and reward performance:

  •
  Profitability and growth (measured by growth in EPS, Operating Cash Flow Per Share and Free Cash Flow Per Share).

  •
  Stockholder value creation (measured by stock price).

  •
  Market share and sustainable competitive advantage (attainment of strategic milestones).

COMPENSATION GOVERNANCE, PROCESS AND DECISIONS

The Decision Makers

Under its charter, the Committee, which is composed solely of independent directors, has the sole authority to determine and approve compensation for AECOM's executive officers. The Committee is also responsible for reviewing the compensation for the members of the Company's Board of Directors and submits any modifications for approval by the Board of Directors.

Making Decisions

To implement the compensation principles outlined above, the Committee reviews compensation for the NEOs considering base salary, as well as STI and LTI compensation, with a focus on the total reward package. The Company looks to AECOM's peer group of companies, as well as the broader market, as a base line for compensation decisions for NEOs. However, AECOM does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the peer group or broader market, whether for TDC or any element of TDC. Instead, when determining compensation for the executive officers, the Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year, and the performance and contribution of each individual executive during the year relative to pre-defined goals and objectives for each individual.

The Compensation Committee's Process

At the beginning of each year, the Committee:

  •
  Approves design changes to the executive compensation program, as applicable.

  •
  Reviews the Company's financial, strategic and operational metrics and goals, and approves the performance objectives of the CEO and other executive officers.

During the following November, the Committee:

  •
  Reviews full-year Company financial and strategic performance to understand what was accomplished relative to established objectives.

  •
  Evaluates the CEO's performance in light of the review of Company performance.

  •
  Discusses with the CEO his evaluation of the performance of each of the other executive officers relative to their individual performance objectives.

  •
  Determines TDC amounts for the CEO and each of the other executive officers, starting with the prior year's compensation, and adjusted based on:

    –
    Performance assessments (described in the 2014 TDC Decisions section above).

    –
    Market considerations.

    –
    Company payment guidelines, individual performance and succession planning and retention considerations.

    –
    Input from the Committee's independent compensation consultant.

    –
    For the other NEOs (other than Mr. Dionisio): The CEO's recommendations.

  •
  Reviews and approves the payouts for each PEP with performance periods completed at the end of the fiscal year.

Compensation decisions for 2014 related to base salary and long-term compensation were made in November 2013, except with regard to Mr. Burke, whose compensation decisions were made upon his appointment as CEO on March 6, 2014. Decisions regarding short-term compensation were made in November 2014.

LTI COMPENSATION

The initial step in determining LTI awards is the Committee's determination of an overall pool for LTI awards. This determination is based on a recommendation from the CEO, which takes into account the size of previous pools relative to the growth in the Company's earnings and in eligible employees; the accounting expense; the number of shares that would be granted relative to AECOM common shares outstanding; and the external competitiveness of individual awards.

The Committee considers market data, including the comparable TDC, and determines the LTI value to be awarded to each NEO. In making these decisions, the Committee takes into account the impact of the awards to the NEOs on the remaining pool available for allocation to other executives. The dollar value awarded by the Committee to each NEO is then converted into a specific number of units, based on the fair market value of AECOM common stock on the date of grant. The grant date fair value of awards provided to each NEO for fiscal year 2014 can be found in the column labeled "Stock Awards" of the Summary Compensation Table.

Compensation Committee's Independent Compensation Consultant

The Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. Since January 2010, the Committee has engaged the services of the consulting firm Exequity LLP. During fiscal year 2014, the consultant provided data on the compensation and relative performance of peer group companies as well as general industry data to the Committee; made presentations on regulatory and legislative matters affecting executive compensation; provided opinions on the degree to which compensation arrangements are consistent with market practices; and consulted on other compensation matters as needed. Exequity LLP does not provide any additional services to the Company.

The Committee has assessed the independence of Exequity LLP, considering the following six factors and other factors that it deemed relevant: (1) other services provided to the Company by Exequity LLP; (2) the amount of fees paid by the Company to Exequity LLP as a percentage of Exequity LLP's total revenue; (3) the policies or procedures maintained by Exequity LLP that are designed to prevent conflicts of interest; (4) any business or personal relationships between the individual employees of Exequity LLP involved in the engagement and a member of the Committee; (5) any Exequity LLP stock owned by Exequity LLP's employees involved in the engagement; and (6) any business or personal relationships between our executive officers and Exequity LLP or the employees of Exequity LLP involved in the engagement. Following such assessment, the Committee concluded that Exequity LLP is independent and that Exequity LLP's work raises no conflicts of interest.

OTHER PROGRAMS, POLICIES AND GUIDELINES

Stock Ownership Guidelines for Named Executive Officers

NEOs are subject to stock ownership guidelines, which ensures their interests are aligned with those of stockholders. Under the guidelines, AECOM's CEO must maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares required to meet the guideline is updated annually based on each executive's salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, deferred stock units, unvested PEP units as well as other RSUs and vested stock options/shares are counted toward the guidelines. Executives have until five years from becoming subject to the guidelines to comply with these guidelines.

The following table outlines the stock ownership of AECOM's NEOs as of September 30, 2014. All of the Company's NEOs exceed the stock ownership guidelines.

Named Executive Officer	Guideline — Salary Multiple	Actual — Salary Multiple
Michael S. Burke	6.0	17.3
John M. Dionisio	6.0	29.1
Jane A. Chmielinski	3.0	14.2
Frederick W. Werner	3.0	15.5
Stephen M. Kadenacy	3.0	8.0
Anthony C.K. Shum	3.0	31.2

Benefit, Retirement and Perquisite Programs

To protect the Company's executives' health and well-being, facilitate the operation of the business, assist in the retention of current executives and aid in the recruitment of new executives, AECOM's NEOs are eligible to participate in benefit plans that are available to a substantial amount of all employees, including participation in retirement plans, medical insurance, dental insurance, life insurance and disability insurance programs. Further, the Company offers certain additional benefits only to executive officers and other senior officers, where applicable, which consist of the following:

  •
  Executive Life Insurance. AECOM provides life insurance coverage for an amount up to $2 million.

  •
  Executive Disability Program. AECOM provides an Executive Disability Program which offers salary replacement up to 60% of salary in the event of an executive's disability.

  •
  Executive Health Program. AECOM's CEO, Executive Chairman, and Group President, Design and Consulting Services, became executive officers prior to the time the plan became frozen to new participants, are eligible to participate in the U.S. Executive Health Program on an annual basis. This plan provides up to 100% reimbursement for medically necessary medical, prescription, dental and vision expenses.

  •
  AECOM Executive Deferred Compensation Plan (EDCP). The EDCP, which was ratified by the Company in December 2012, is a nonqualified deferred compensation plan that enables highly compensated U.S. employees to defer compensation.

  •
  AECOM Pension Plan, Management Supplemental Executive Retirement Plan (MSERP), 1992 Supplemental Executive Retirement Plan (92 SERP) and Excess Benefit Plan. Effective October 9, 2009, AECOM decided to freeze future accruals to the AECOM Pension Plan, MSERP, 92 SERP and Excess Benefit Plan for all plan participants. Since the October 9, 2009, freeze, participants have not accrued any additional benefits under the plans. Additional information is provided below in the Pension Benefits for Fiscal Year 2014 section.

  •
  Perquisites. The Company believes that offering NEOs certain limited perquisites, including an executive allowance (ranging from $20,000 to $40,000 annually), facilitates the operation of AECOM's business and assists in their retention.

Change in Control Provisions, Severance Benefits and Employment Agreements

Effective March 5, 2009, the Company adopted the "AECOM Technology Corporation Change in Control Severance Policy for Key Executives." The policy was created to provide severance benefits to key executives and to make certain that those executives would remain focused on stockholder interests in the event of a corporate transaction, in connection with a change in control of the Company.

The policy provides the following benefits upon termination without cause or for good reason following a change in control ("double trigger" for cash and equity):

  •
  A lump-sum severance payment equal to a multiple (two times for both the former and current CEO and one-and-a-half times for the other NEOs) of the sum of each individual's base salary and average bonus (the average of the bonus paid for the three fiscal years preceding the year of termination);

  •
  Continuation of group health benefits for the number of years equal to the severance multiple;

  •
  Accelerated vesting of all time vested equity awards, including stock options and RSUs;

  •
  Accelerated vesting of performance based awards, such as PEP awards, with payment based on performance achievement through the date of the change in control; and

  •
  Pro rata bonus payment during the year of termination.

The policy does not provide a gross-up for excise or other taxes. Additional details can be found under the "Payments and Benefits upon Termination or Change in Control" section of this Proxy Statement. The Company also entered into a letter agreement with Mr. Burke that provides certain enhanced severance benefits to him in the event of an involuntary termination that is not covered by the Change in Control Severance Policy. A summary of the key terms of this letter agreement, as well as additional details, can be found under the "Payments and Benefits upon Termination or Change in Control" section of this Proxy Statement.

The Company also maintains a severance policy for U.S. employees, including each of the NEOs. U.S. employees may be eligible for severance if their employment is terminated due to lack of work, restructuring/reorganization of a group, a reduction in force with no reasonable offer of an internal transfer, elimination of a job/position or voluntary acceptance of a Company-initiated retirement program. A release agreement must be signed in order to receive severance pay. Employees with a title of Vice President or above are eligible for 12 weeks of base pay regardless of years of service.

Clawback Provisions

In November 2012, the Committee adopted a clawback policy with respect to incentive awards to executive officers under the Executive Incentive Plan and 2006 Stock Incentive Plan that were awarded subsequent to fiscal year 2012. In the event of material noncompliance with any financial reporting requirement under the securities laws, the Company is authorized to recover a portion of incentive awards paid to current or former executive officers during the three full fiscal years prior to the date of the covered event, but in no event prior to the effective date of the policy (October 1, 2012).

Hedging and Pledging

The Company's insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Securities Act of 1934) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, involving Company securities. In addition, the policy prohibits buying shares on margin and the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

Tax Treatment

Section 162(m) of the Internal Revenue Code limits a company's federal tax deduction on compensation paid in excess of $1 million a year to the CEO and the other NEOs other than the CFO. The IRS' limitation does not apply to compensation that qualifies as "performance based" under federal tax law. AECOM's policy is to structure compensation arrangements, to the extent practicable, with the Company's executive officers that are intended to be deductible under federal tax law, unless the benefit of such deductibility is outweighed by AECOM's corporate objectives. However, since corporate objectives may not always be consistent with the requirements for full deductibility, and further given that the application of Section 162(m) is complex and may change with time (with potentially retroactive effect), AECOM is prepared, when appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m).

Accounting Standards

Financial Accounting Standards Board Accounting Standards Codification Topic 718 (which formerly was referred to as SFAS 123R), requires a charge to compensation expense for the fair value of equity compensation awards. Grants of stock options, RSUs and PEP awards under the Company's 2006 Stock Incentive Plan are accounted for under Codification Topic 718. The Committee considers the accounting implications of significant compensation decisions, particularly in connection with decisions that relate to AECOM's LTI awards.

 REPORT OF THE COMPENSATION/ORGANIZATION
COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation/Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted,
James H. Fordyce, Chairperson Linda Griego William G. Ouchi Robert J. Routs William P. Rutledge Clarence T. Schmitz

Executive Compensation Tables

The following tables provide information regarding the compensation awarded to or earned during our Fiscal Year ("FY") ended September 30, 2014 (valued as of October 3, 2014), by our current Principal Executive Officer ("PEO"), our Principal Financial Officer ("PFO") and the four most highly compensated executive officers other than the PEO and PFO, collectively our "Named Executive Officers" or "NEOs."

Summary Compensation Table for Fiscal Years Ended September 30, 2014, 2013 and 2012

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Michael S. Burke	2014	$950,567	$5,100,080	$5,000,003	$2,531,177	$0	$121,526	(5)	$13,703,353
CEO (PEO)	2013	$818,761	$3,600,043	$0	$1,293,188	$0	$105,974		$5,817,966
	2012	$787,514	$2,800,020	$0	$704,000	$0	$99,818		$4,391,352
John M. Dionisio	2014	$1,210,623	$6,200,046	$0	$2,100,000	$452,000	$117,947	(6)	$10,080,616
Executive Chairman	2013	$1,137,510	$6,100,019	$0	$2,867,813	$0	$111,923		$10,217,265
	2012	$1,075,006	$5,500,002	$0	$1,540,000	$316,291	$126,390		$8,557,689
Jane A. Chmielinski	2014	$655,018	$2,500,034	$0	$200,000	$0	$29,596	(7)	$3,384,648
Chief Operating Officer	2013	$615,004	$2,400,029	$0	$911,400	$0	$28,263		$3,954,696
	2012	$587,501	$1,600,023	$0	$480,000	$0	$28,396		$2,695,920
Frederick W. Werner	2014	$630,804	$1,725,003	$0	$615,000	$297,352	$91,129	(8)	$3,359,288
President, EMEA	2013	$593,762	$1,525,033	$0	$567,000	$0	$81,327		$2,767,122
Stephen M. Kadenacy	2014	$630,804	$1,400,018	$0	$1,125,072	$0	$49,217	(9)	$3,205,111
President and CFO (PFO)	2013	$562,515	$1,300,029	$0	$770,000	$0	$47,501		$2,680,045
	2012	$450,008	$800,012	$0	$405,007	$0	$45,625		$1,700,652
Anthony C.K. Shum	2014	$570,881	$1,100,045	$0	$250,000	$0	$388,538	(10)	$2,309,464
President, APAC

(1)
Includes any deferrals to AECOM's qualified defined contribution plan and our non-qualified deferred compensation plan. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the "Executive Deferred Compensation for Fiscal Year 2014" table. The FY2014 compensation amounts are for a 53-week fiscal year while FY2013 and FY2012 are each for a 52-week fiscal year.

(2)
These amounts represent the grant date fair value of the stock awards issued during the applicable fiscal year. For Mr. Burke, his amount includes annual stock awards issued in November 2013 and stock awards issued in March 2014 associated with his promotion to CEO. With respect to the PEP awards, these amounts represent the value based on the target performance as of the grant date (and the March 2014 grant date for Mr. Burke). The value of the PEP2014 awards based on maximum performance is as follows: Mr. Burke — $6,120,071, Mr. Dionisio — $7,440,055, Ms. Chmielinski — $3,000,017, Mr. Werner — $2,070,003, Mr. Kadenacy — $1,680,033 and Mr. Shum — $1,320,043. The Grants of Plan-Based Awards for Fiscal Year 2014 table, Outstanding Equity Awards at Fiscal Year-End 2014 and the Option Exercises and Stock Vested for FY2014 tables include additional information with respect to all awards outstanding as of September 30, 2014.

Each participant who received a PEP2014 award was awarded a specific number of target units that may be earned by the participant over two independent one-year performance periods over a three-year vesting period based on a formula that includes two categories of performance for AECOM. The future value of these PEP grants is dependent upon the performance of the Company during the two one-year performance periods. Each participant who received a RSU award was awarded a specific number of units that will be earned after three years and paid at a future settlement date. See "Compensation Discussion and Analysis — FY2014 NEO Total Direct Compensation (TDC) Decisions" for more details regarding these equity programs.

(3)
This amount represents the grant date fair value of the special performance stock option award issued during fiscal year 2014 to Mr. Burke in connection with his promotion to CEO. The fair value of this award is based on a Monte Carlo option pricing model on the date of grant.

(4)
These amounts represent the short term incentive compensation earned by the NEOs in their respective fiscal years and paid in December following the end of each fiscal year. See "Compensation Discussion and Analysis — FY2014 NEO Total Direct Compensation (TDC) Decisions" for a description of this STI program. These amounts include any deferrals to the Company's qualified defined contribution and non-qualified deferred compensation plan.

(5)
This amount includes a Company match in the AECOM Retirement and Savings Plan (RSP), executive life insurance premiums, $31,243 in executive medical insurance premiums, a Company-paid charitable match, personal air travel, Company-paid parking, club membership dues and a $30,923 executive allowance.

(6)
This amount includes a Company match in the RSP, executive life insurance premiums, $35,142 in executive medical insurance premiums, a Company-paid charitable match, spousal travel and entertainment, Company-paid tickets to sporting events, Company-paid parking, security and automobile-related costs and a $40,000 executive allowance.

(7)
This amount includes a Company match in the RSP, executive life insurance premiums and an executive allowance.

(8)
This amount includes a Company match in the RSP, executive life insurance premiums, $31,667 in executive medical insurance premiums, personal air travel, Company-paid parking and an executive allowance.

(9)
This amount includes a Company match in the RSP, executive life insurance premiums, Company-paid charitable match, Company-paid parking, club membership dues and an executive allowance.

(10)
This amount includes a housing allowance in the amount of $191,401, a car allowance in the amount of $58,640, a company contribution of $133,916 of AECOM shares per the terms of the Grandfathered Directors Hong Kong Stock Investment Plan, Company contributions to the Hong Kong Mandatory Provident Fund Pension Plan, personal air travel allowance, spousal travel and medical insurance premiums.

Grants of Plan-Based Awards for Fiscal Year 2014

The Compensation/Organization Committee typically considers and approves non-equity incentive targets and long-term incentive awards in the first quarter of each fiscal year at regular meetings. The grant date for the long-term incentive award is the date the Compensation/Organization Committee meets and approves the award.

The following table sets forth information with respect to non-equity incentive targets and long-term incentive awards granted to Named Executive Officers during FY2014. The long-term incentive awards issued on November 20, 2013, used the following mix: 60% PEPs and 40% RSUs. Mr. Burke also received long-term incentive awards issued on March 5, 2014, related to his promotion to CEO, which were also granted in a 60% PEP and 40% RSUs mix. Refer to the "Compensation Discussion and Analysis — FY2014 NEO Total Direct Compensation (TDC) Decisions" section in this Proxy Statement for more information regarding the various long-term incentive programs. All of the long-term incentive awards in the table below were made pursuant to the Company's 2006 Stock Incentive Plan.

									All Other Stock Awards: Number of Shares or Stock/ Units	All Other Stock Awards: Number of Securities Underlying Options
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name and Principal Position	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael S. Burke			$0	$1,265,588	$2,531,176
CEO (PEO)	PEP	11/20/13				0	75,976	151,952	—			$2,220,019
	RSU	11/20/13				—	—	—	50,651			$1,480,022
	Options	3/5/14								638,570	31.62	$5,000,003
	PEP	3/5/14				0	26,566	53,132				$840,017
	RSU	3/5/14							17,711			$560,022
John M. Dionisio			$0	$2,100,098	$4,200,196
Executive	PEP	11/20/13				0	127,311	254,622	—			$3,720,027
Chairman	RSU	11/20/13				—	—	—	84,874			$2,480,018
Jane A. Chmielinski			$0	$650,021	$1,300,042
Chief Operating	PEP	11/20/13				0	51,335	102,670	—			$1,500,009
Officer	RSU	11/20/13				—	—	—	34,224			$1,000,025
Frederick W. Werner			$0	$562,536	$1,125,072
President, EMEA	PEP	11/20/13				0	35,421	70,842	—			$1,035,002
	RSU	11/20/13				—	—	—	23,614			$690,001
Stephen M. Kadenacy			$0	$562,536	$1,125,072
President and CFO	PEP	11/20/13				0	28,748	57,496	—			$840,017
(PFO)	RSU	11/20/13				—	—	—	19,165			$560,001
Anthony C.K. Shum.			$0	$517,500	$1,035,000
President, APAC	PEP	11/20/13				0	22,588	45,176	—			$660,021
	RSU	11/20/13				—	—	—	15,059			$440,024

(1)
See "Compensation Discussion and Analysis — FY2014 NEO Total Direct Compensation (TDC) Decisions" for a description of this STI program.

(2)
The target for the PEP2014 awards was 100% of the granted PEP units. The maximum for the PEP2014 awards was 200% of the granted PEP units.

(3)
The Grant Date Fair Value of Stock Awards amounts in this column are based on the following calculations:

•
PEP awards are calculated based upon the number of target PEP units granted multiplied by the common stock price of $29.22 on the day of grant for the awards issued on November 20, 2013, and multiplied by $31.62 for the awards issued on March 5, 2014. These PEP awards will cliff vest 100% on December 15, 2016, following the close of the three-year vesting period, provided the performance conditions are achieved.

•
RSU awards are calculated based upon the number of RSUs granted multiplied by the common stock price of $29.22 on the day of grant for the awards issued on November 20, 2013, and multiplied by $31.62 for the awards issued on March 5, 2014. These RSU awards will cliff vest 100% on December 15, 2016, following the close of the three-year vesting period.

•
Options awards issued on March 5, 2014, are calculated based upon the number of options granted multiplied by the grant date value of $7.83 based on a Monte Carlo valuation model. These special performance stock options will cliff vest on March 5, 2019, following the close of the five-year vesting period subject to the achievement of certain stock price performance goals.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth information with respect to all outstanding long-term incentive awards granted to Named Executive Officers as of September 30, 2014.

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unearned Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(1)		Market Value of Shares or Units That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Michael S. Burke	N/A	N/A	638,570	(5)	$31.62	3/5/2024	RSU2014	68,362	RSU2014	$2,249,110	PEP2014	153,813	PEP2014	$5,060,448
CEO (PEO)	66,561	N/A			$27.54	12/8/2017	RSU2013	64,691	RSU2013	$2,128,334
	58,140	N/A			$24.45	12/2/2016	RSU2012	54,502	RSU2012	$1,793,116
	41,770	N/A			$23.94	12/1/2015	PEP2013	109,942	PEP2013	$3,617,092
							PEP2012	31,884	PEP2012	$1,048,984
John M. Dionisio(6)	4,083	N/A			$27.54	12/8/2017	RSU2014	84,874	RSU2014	$2,792,355	PEP2014	190,967	PEP2014	$6,282,814
Executive	145,349	N/A			$24.45	12/2/2016	RSU2013	108,755	RSU2013	$3,578,040
Chairman	98,281	N/A			$23.94	12/1/2015	RSU2012	35,685	RSU2012	$1,174,037
							PEP2013	186,289	PEP2013	$6,128,908
							PEP2012	62,628	PEP2012	$2,060,461
Jane A. Chmielinski							RSU2014	34,224	RSU2014	$1,125,970	PEP2014	77,003	PEP2014	$2,533,399
Chief Operating							RSU2013	43,127	RSU2013	$1,418,878
Officer							RSU2012	31,144	RSU2012	$1,024,638
							PEP2013	73,295	PEP2013	$2,411,406
							PEP2012	18,220	PEP2012	$599,438
Frederick W. Werner	29,287	N/A			$27.54	12/8/2017	RSU2014	23,614	RSU2014	$776,901	PEP2014	53,132	PEP2014	$1,748,043
President,	13,349	N/A			$24.45	12/2/2016	RSU2013	27,189	RSU2013	$894,518
EMEA							RSU2012	23,471	RSU2012	$772,196
							PEP2013	46,574	PEP2013	$1,532,285
							PEP2012	13,950	PEP2012	$458,955
Stephen M. Kadenacy	7,372	N/A			$23.94	12/1/2015	RSU2014	19,165	RSU2014	$630,529	PEP2014	43,122	PEP2014	$1,418,714
President and							RSU2013	23,361	RSU2013	$768,577
CFO (PFO)							RSU2012	15,572	RSU2012	$512,319
							PEP2013	39,702	PEP2013	$1,306,196
							PEP2012	9,110	PEP2012	$299,719
Anthony C.K. Shum	7,372	N/A			$23.94	12/1/2015	RSU2014	15,059	RSU2014	$495,441	PEP2014	33,882	PEP2014	$1,114,718
President,							RSU2013	17,970	RSU2013	$591,213
APAC							RSU2012	9,733	RSU2012	$320,216
							PEP2013	30,541	PEP2013	$1,004,799
							PEP2012	5,694	PEP2012	$187,333

(1)
This column represents the number of RSU2014, RSU2013, RSU2012, PEP2013 and PEP2012 awards that were not vested as of September 30, 2014. The performance periods for PEP2013 and PEP2012 ended at the end of fiscal year 2014. PEP2013 and PEP2012 payment is contingent on continuous employment by the NEOs through December 15, 2015, and December 15, 2014, respectively. The number of PEP units is based on estimated performance of 39.0% for PEP2012 and 113.3% for PEP2013 (average of 150% for PEP2013 Year 1 and 76.6% for PEP2013 Year 2) as of October 3, 2014.

(2)
This column represents the number of RSU2014, RSU2013, RSU2012, PEP2013 and PEP2012 awards that were not vested as of September 30, 2014, multiplied by the October 3, 2014, common stock price of $32.90 per share.

(3)
This column represents the number of PEP2014 units that were not vested as of September 30, 2014. The number of PEP units is based on estimated performance of 150% for PEP2014 (average of 200% for PEP2014 Year 1 and 100% for PEP2014 Year 2) as of October 3, 2014.

(4)
This column represents the number of PEP2014 units that were not vested as of September 30, 2014, adjusted for the estimated PEP performance in the prior column, multiplied by the October 3, 2014, common stock price of $32.90 per share.

(5)
This reflects the special performance stock option award granted on March 5, 2014, in connection with Mr. Burke's appointment to the position of Chief Executive Officer. The award will vest on the fifth anniversary of the grant date subject to continued employment and achievement of certain stock price performance goals. The award becomes eligible to vest the first time the trailing 20-day average closing price of AECOM's common stock equals or exceeds the following stock price performance hurdles:

Stock Price Hurdle (equals or exceeds)	% Eligible to Vest
Exercise Price plus $2.50 or $34.12	10%
Exercise Price plus $5.00 or $36.62	20%
Exercise Price plus $7.50 or $39.12	30%
Exercise Price plus $10.00 or $41.62	40%
Exercise Price plus $12.50 or $44.12	50%
Exercise Price plus $15.00 or $46.62	60%
Exercise Price plus $17.50 or $49.12	70%
Exercise Price plus $20.00 or $51.62	80%
Exercise Price plus $22.50 or $54.12	90%
Exercise Price plus $25.00 or $56.62	100%
(6)
To further enhance the link between compensation philosophy and pay practices, and specifically to strengthen the alignment between pay and company performance, the Committee has approved amended stock option and Restricted Stock Unit standard terms and conditions for the fiscal year 2011 awards (the "Awards") made under the Company's 2006 Stock Incentive Plan to Mr. Dionisio. The Awards were originally scheduled to vest in three annual installments, subject to Mr. Dionisio's continued service with the Company. One-third of the shares subject to each of the Awards vested on December 8, 2011, and the shares subject to the vested portion of the Restricted Stock Unit award were issued to Mr. Dionisio at that time. The amended standard terms and conditions add performance conditions to the Awards and provide that (i) the portion of the stock options that previously vested in 2011 shall no longer be considered vested or exercisable and instead shall vest in 2012, (ii) all unvested Awards scheduled to vest in December 2012 shall vest in full only if the Company achieves at least 5% EPS growth in its 2012 fiscal year, (iii) all unvested Awards scheduled to vest in December 2013 shall vest in full only if the Company achieves at least 5% compound annual EPS growth for its 2012 and 2013 fiscal years, and (iv) no portion of the unvested Awards scheduled to vest in 2012 or 2013, respectively, shall vest if the Company's applicable EPS growth rate for the relevant period is 0% or less. Based on the results of 2013 annual EPS growth, Mr. Dionisio forfeited 92% of his 2011 stock option (46,947 options) and Restricted Stock Unit (16,007 units) awards that were scheduled to vest in December 2013.

The table below provides information on the vesting schedules associated with the outstanding long-term incentive awards listed above.

Award Type	Expiration Date	Vesting Schedule
Option	3/5/2024	Five-year cliff vesting (100%) on the fifth anniversary of the grant date subject to continued employment and achievement of certain stock price performance goals.
Option	12/8/2017	These options are fully vested.
Option	12/2/2016	These options are fully vested.
Option	12/1/2015	These options are fully vested.
RSU2014	—	The Restricted Stock Units cliff vest 100% on December 15, 2016.
RSU2013	—	The Restricted Stock Units cliff vest 100% on December 15, 2015.
RSU2012	—	The Restricted Stock Units cliff vest 100% on December 15, 2014, except for Mr. Dionisio's award, which has three-year graded vesting (33% each year) on the anniversary of December 15, 2012.
PEP2014	—	The performance units cliff vest 100% on December 15, 2016, subject to satisfaction of performance conditions.
PEP2013	—	The performance units cliff vest 100% on December 15, 2015, subject to satisfaction of performance conditions.
PEP2012	—	The performance units cliff vest 100% on December 15, 2014, subject to satisfaction of performance conditions.

All of the PEP and RSU awards become vested based upon the time and performance-based vesting criteria described under the Long-Term Incentive Compensation section in the "Compensation Discussion and Analysis" of this Proxy Statement.

Option Exercises and Stock Vested for Fiscal Year 2014

The following table sets forth information with respect to options exercised by and stock awards vested that were held by the Named Executive Officers during FY2014.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Michael S. Burke	—	—	29,005	$796,767
CEO (PEO)
John M. Dionisio	—	—	51,589	$1,417,150
Executive Chairman
Jane A. Chmielinski	81,293	$503,914	17,403	$478,060
Chief Operating Officer
Frederick W. Werner	19,286	$199,543	12,762	$350,572
President, EMEA
Stephen M. Kadenacy	—	—	9,306	$255,636
President and CFO (PFO)
Anthony C.K. Shum	—	—	8,273	$227,259
President, APAC

(1)
The values in this column reflect amounts vested from PEP2011 awards granted on December 8, 2010, RSU2011 awards granted on December 8, 2010, and for Mr. Dionisio, 3% of his RSU2011 award granted on December 8, 2010, and 33% of his RSU2012 award granted on November 28, 2011. The value of the PEP2011 units is based on units earned at 13.9% of target and the December 15, 2013, common stock price of $27.47. The value of the RSU2011 and RSU2012 units is based on the December 15, 2013, common stock price of $27.47. In addition, based on the results of 2013 annual EPS growth, Mr. Dionisio forfeited the following equity awards that were scheduled to vest in December 2013 (valued at grant date fair value):

2011 Performance-Based Equity Awards	Number of Options/Units	Value of Options/ Units

Stock Options	46,947	$440,832
Restricted Stock Units	16,007	$440,833

Pension Benefits for Fiscal Year 2014

As of October 9, 2009, AECOM froze all future benefit accruals under the AECOM Technology Corporation Pension Plan, AECOM Technology Corporation Management Supplemental Executive Retirement Plan and 1992 AECOM Technology Corporation Supplemental Executive Retirement Plan.

AECOM Technology Corporation Pension Plan. The AECOM Pension Plan is a U.S. defined benefit plan that was adopted in September 1990. Participation in the AECOM Pension Plan was closed to new entrants effective April 1, 1998.

AECOM Technology Corporation Management Supplemental Executive Retirement Plan ("MSERP"). The Company amended the AECOM Pension Plan, effective July 1, 1998, to provide that certain participants, including Named Executive Officers (our Executive Chairman), earning benefits under the AECOM Pension Plan would instead earn identical benefits under a plan known as the Management Supplemental Executive

Retirement Plan, or MSERP. The MSERP replaces and provides benefits identical in nature to the AECOM Pension Plan but on an unfunded basis.

1992 AECOM Technology Corporation Supplemental Executive Retirement Plan ("92 SERP"). In October 1992, we established the unfunded Supplemental Executive Retirement Plan, or 92 SERP, in order to provide some of our U.S. resident executive officers with pre-retirement death benefits and retirement benefits consistent with the level provided by the previous AECOM Pension Plan formula. The plan also includes early retirement provisions at age 62 with full retirement benefits.

AECOM Excess Benefit Plan. In July 1996, we established the AECOM Excess Benefit Plan for U.S. participants in the Supplemental Executive Retirement Plans in order to provide only those benefits which the AECOM Pension Plan cannot provide due to federal tax limits. Benefits from the Excess Benefit Plan are unfunded and will reduce, dollar-for-dollar, the pension benefit paid by the Supplemental Executive Retirement Plans.

Of our Named Executive Officers, only Mr. Dionisio and Mr. Werner are eligible to receive any benefits from the AECOM Technology Corporation Pension Plan, MSERP, 92 SERP and AECOM Excess Benefit Plan.

The following table sets forth information with respect to the present value of the accumulated pension benefits for the Named Executive Officers during FY2014. Ms. Chmielinski and Messrs. Burke, Kadenacy and Shum are not eligible to participate in any of the AECOM Pension Plans.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last FY ($)
John M. Dionisio	Pension Plan(2)	22.5000	$300,605	$0
Executive Chairman	Management Supplemental Executive Retirement Plan(3)	22.5000	$415,107	$0
	1992 Supplemental Executive Retirement Plan(4)	22.5000	$3,084,886	$0
Frederick W. Werner	Pension Plan(2)	22.5000	$223,393	$0
President, EMEA	Management Supplemental Executive Retirement Plan(3)	22.5000	$298,250	$0
	1992 Supplemental Executive Retirement Plan(4)	22.5000	$1,118,708	$0

(1)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the projected unit credit method reflecting average salary and service (where applicable) as of fiscal year end 2014. The material assumptions used to determine these liabilities can be located in the notes to our consolidated financial statements found in our Annual Report Form 10-K, except we assumed no pre-retirement decrements and that retirement occurs on the respective plans' earliest unreduced retirement age (or at the end of the 2014 plan year, if later).

(2)
AECOM Technology Corporation Pension Plan. The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and "Final Average Compensation." Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. Compensation is further limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of one year of service. Early retirement age is the first day of any month after age 55, provided the participant has earned five years of service. The earliest unreduced retirement age is 65. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the Retirement and Savings Plan under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(3)
AECOM Technology Corporation Management Supplemental Executive Retirement Plan. The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and Final Average Compensation. Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. Compensation is further limited to the applicable Internal Revenue Code section 401(a)(17) limit. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. The participant's benefit under this plan is equal to the participant's Total AECOM Pension Plan Benefit minus the benefit payable to the participant under the AECOM Technology Corporation Pension Plan. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of one year of service and the participant has to be a member of a select group of management or highly compensated employees, is an officer, is eligible for the AECOM Technology Corporation Incentive Compensation Plan and has been selected by the Compensation/Organization Committee to participate in the plan. Early retirement age is the first day of any month after age 55, provided the participant has earned five years of service. The earliest unreduced retirement age is 65. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the Retirement and Savings Plan under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

(4)
1992 AECOM Technology Corporation Supplemental Executive Retirement Plan. The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and Final Average Compensation. Effective April 1, 2004, compensation for use in determining the Final Average Compensation was limited to the participant's highest annual compensation for any calendar year during the period beginning January 1, 1994, and ending December 31, 2003. The participant's benefit under this plan is equal to the participant's Unlimited AECOM Pension Plan benefit minus the benefit payable to the participant under the AECOM Technology Corporation Management Supplemental Executive Retirement Plan and the AECOM Technology Corporation Pension Plan. Only employees hired before April 1, 1998, are eligible to participate in the plan. In addition, eligibility for the plan occurs when the participant is a member of a select group of management or highly compensated employees, has completed at least five years of service, is at least 50 years old and has been selected by the Board of Directors to participate in the plan. Early retirement age is the first day of any month after age 55, provided the participant has earned three years of service. The earliest unreduced retirement age is 62. Compensation is the participant's salary, plus sick pay, overtime pay, shift premiums, contract completion bonuses, incentive compensation bonuses, severance pay paid within 30 days of termination of employment, vacation pay, pre-tax contributions made on the participant's behalf to an Internal Revenue Code Section 125 cafeteria plan and pre-tax contributions to the Retirement and Savings Plan under Internal Revenue Code Section 401(k). The plan was frozen October 9, 2009.

Executive Nonqualified Deferred Compensation for Fiscal Year 2014

The following table sets forth information with respect to activity in the AECOM Executive Deferred Compensation Plan (EDCP) by the Named Executive Officers during FY2014. Mr. Shum is ineligible to participate in the EDCP.

The EDCP is a non-qualified plan that enables eligible employees to defer compensation that they might otherwise have contributed to the tax qualified AECOM Technology Corporation Retirement & Savings Plan ("RSP"). Participants were allowed to defer the same elements of base salary into the EDCP as are allowed to be deferred under the RSP. The EDCP also allowed for sign-on bonuses and annual incentive bonuses to be deferred. Up to 50% of base salary and 100% of any eligible bonus may be deferred into the EDCP. The EDCP offers a fixed rate of return, which will be evaluated and determined each year.

Name and Principal Position	Executive Contributions in FY ($)(1)	Registrant Contributions in FY ($)(2)	Aggregate Earnings in FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)
Frederick W. Werner	$113,400	$0	$3,109	$0	$116,509
President, EMEA

(1)
Since instituting the plan, Frederick W. Werner is the only executive that has contributed to the plan.

(2)
There were no Company contributions made to the plan in FY2014.

(3)
Of the $116,509, $113,400 was reported as salary/bonus in the Summary Compensation Table.

Payments and Benefits Upon Termination or Change in Control

Payments and benefits that would be provided to each Named Executive Officer in addition to those received by all employees (such as payout of 401(k) balances and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of October 3, 2014.

Change in Control Severance Policy for Key Executives

Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives, the Named Executive Officers in the table below will receive the following benefits in connection with a change in control:

  •
  Upon a change in control only ("single trigger"): (i) full vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post-closing and, (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested Restricted Stock Units that will continue to vest based on continued employment through the time-based vesting period for the PEPs (generally through December 31 following the end of the PEP performance cycle).

  •
  Upon a termination without cause or with good reason within the period that begins 90 days prior to a change in control and ends 24 months following a change in control ("double trigger"): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, Restricted Stock Unit and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (2.0 times for Chairman and CEO and 1.5 times for other Named Executive Officers) of the Named Executive Officer's base salary and average bonus earned over the three years prior to the year of termination (but including only those years in which the Named Executive Officer was employed as a key executive of the Company); (iii) a pro-rata annual bonus payment, under the annual incentive compensation plan applicable to the executive, for the year in which the double trigger occurs, based upon the number of full months between the beginning of the applicable annual performance period and the executive's last date of employment, based upon the target level of performance, payable when bonuses are otherwise payable to the Company's executives; and (iv) continued health coverage for number of years equal to the severance multiple (i.e., either two years or 18 months).

Additional details regarding the Company's Change in Control Severance Policy for Key Executives are provided below:

  •
  "Cause" means: (i) the commission of an act of fraud or theft against the Company; (ii) conviction (including a guilty plea or plea of nolo contendere) of any felony; (iii) conviction (including a guilty plea or plea of nolo contendere) of any misdemeanor involving moral turpitude which could, in the administrator's opinion, cause material injury to the Company; (iv) a material violation of any material Company policy; (v) willful or repeated non-performance or substandard performance of material duties to the Company that is not cured within 30 days after written notice thereof to the executive; or (vi) violation of any local, state or federal laws, rules or regulations in connection with or during performance of the executive's duties to the Company that could, in the administrator's opinion, cause material injury to the Company, that remains uncured after 30 days' notice thereof.

  •
  "Change in Control" means the consummation of the first to occur of: (i) any "person" becomes the "beneficial owner," directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities; (ii) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are "incumbent directors" (those directors serving on the date the policy is adopted and any replacements approved by the Board); (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation receive, in exchange for their voting securities of the Company in consummation of such merger or consolidation, securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or ultimate parent thereof) immediately after such merger or consolidation; or (iv) the sale, lease or other disposition by the Company of all or substantially all the Company's assets.

  •
  "Good Reason" means a termination of a participant's employment with the Company by the participant, upon 90 days written notice to the Company and after giving the Company 30 days to cure (if curable), if, other than for cause, any of the following has occurred: (i) any material reduction in the executive's base salary; (ii) a material reduction in the executive's authority, duties or responsibilities; (iii) the material breach by the Company (or any subsidiary) of any written employment agreement covering the executive; or (iv) the transfer of the executive's primary workplace by more than 50 miles from the executive's then existing primary workplace; provided, however, that, in each case, the executive resigns within 30 days after the expiration of the Company's cure period referred to above.

Letter Agreement

Pursuant to a letter agreement between the Company and Mr. Burke, in addition to Mr. Burke's participation in the Company's Change in Control Severance Policy for Key Executives, in the event that his employment is terminated (i) by the Company for any reason other than "cause" (as defined in the policy) or his death or disability or (ii) by Mr. Burke for "good reason" (as defined in the policy), and such termination does not occur within the "protection period" (as defined under the policy) then, the Company will pay to Mr. Burke his accrued compensation, a pro rata portion of the annual cash incentive award he would have received for the fiscal year in which employment terminates (based on the Company's actual performance over the entire year and the number of full months of actual service during such fiscal year) a lump sum cash payment equal to two (2) times the sum of his base salary plus the average annual cash incentive award he earned for the three fiscal years preceding the fiscal year in which such termination occurs, twenty-four months of COBRA coverage premiums, and provide additional vesting of then-outstanding equity awards as follows:

  (i)  if the termination occurs prior to March 6, 2017, (a) then-outstanding PEP awards will remain outstanding and continue to be eligible to vest in accordance with their existing terms (based on actual performance through the end of the applicable performance period), but only with respect to the portions of awards for which the performance period has either been completed prior to termination or will be completed at the end of the fiscal year in which termination occurs; (b) then-outstanding PEP awards for which the performance period is scheduled to end after the fiscal year in which termination occurs will be forfeited; (c) the vesting of all or a portion (depending, on an award-by-award basis, whether such termination occurs before or after the 12-month anniversary of the grant date of the award) of unvested time-based RSUs will accelerate upon termination, with any remaining unvested time-based RSUs forfeited; (d) the special LTI award granted in March 2014 will be forfeited and (e) all other outstanding equity-based compensation awards will be treated as set forth in the applicable award agreements; and

  (ii)  if the termination occurs on or after March 6, 2017, (a) then-outstanding PEP awards will remain outstanding and continue to be eligible to vest in accordance with their existing terms (based on actual performance through the end of the applicable performance period); (b) the vesting of 100% of unvested time-based RSUs will accelerate upon termination; (c) the special LTI award, to the extent then unvested, will be forfeited and (d) all other outstanding equity-based compensation awards will be treated as set forth in the applicable award agreements.

In addition, in the event of a termination due to Mr. Burke's retirement, notwithstanding anything to the contrary in an award agreement, Mr. Burke will be entitled to full vesting of the then-unvested portion of any award granted on or after March 6, 2014, as if he had remained employed through the end of each applicable vesting period (and based on actual performance).

Any and all severance payments or benefits provided under the letter agreement are contingent upon the execution of a general release.

Regular U.S. Severance Policy

Subject to the terms, conditions and limitations of the Company's U.S. severance program, regular full-time and regular part-time fixed schedule employees are eligible for severance pay if their employment in the U.S. is terminated under the following circumstances: lack of work, reorganization or restructuring of a unit or group, reduction in force with no reasonable offer of an internal transfer, elimination of job or position, or voluntary acceptance of a company-initiated retirement program. The Company retains the right to amend or terminate its severance pay plan at any time without advance notice.

Severance benefits are computed on the basis of the employee's base rate of pay, regular full-time or part-time fixed classification, most recent date of hire and regular work schedule at the time of termination, excluding all other types of compensation, such as overtime, shift differential or other salary uplifts, bonuses, commissions and incentives. Employees with a title of Vice President or above (including all of the Named Executive Officers) are eligible for 12 weeks of base pay regardless of years of service.

Long-Term Incentives

Pursuant to the terms of each of the RSU and PEP awards ("Long-Term Incentives" in the tables below) held by our Named Executive Officers, upon the date of a termination of the executive's employment as a result of death or Total and Permanent Disablement, all unvested RSU and PEP awards will vest in full. Total and Permanent Disablement means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Pro-rata vesting is calculated as the percentage where the denominator is the number of months in the performance cycle of the relevant award and the numerator is the number of whole months from the beginning date of the performance cycle through the date of the executive's termination.

Name and Principal Position	Plan Name	Death	Early Retirement and Voluntary Termination	Retirement	Resignation Upon Change of Control	Total and Permanent Disability	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)

Michael S. Burke	Long-Term Incentive(3)	$16,060,550	$0	$1,893,724	$0	$16,060,550	$0	$12,001,385	$15,897,076
CEO	Severance Payment	$0	$0	$0	$0	$0	$0	$4,186,087	$4,186,087
	Medical Coverage Continuation	$0	$0	$0	$0	$0	$0	$29,490	$29,490
John M. Dionisio	Pension Plan(2)	$150,488	$300,605	$300,605	$300,605	$300,605	$300,605	$300,605	$300,605
Executive Chairman	Management Supplemental	$207,763	$415,107	$415,107	$415,107	$415,107	$415,107	$415,107	$415,107
(PEO)	Exec. Retirement Plan(2)	$2,927,820	$2,927,820	$2,927,820	$2,927,820	$2,927,820	$0	$2,927,820	$2,927,820
	1992 Supplemental Exec.	$22,016,598	$0	$10,986,467	$0	$22,016,598	$0	$0	$22,016,598
	Retirement Plan(2)	$0	$0	$0	$0	$0	$0	$276,936	$7,238,029
	Long-Term Incentive(3)	$0	$0	$0	$0	$0	$0	$0	$19,670
	Severance Payment
	Medical Coverage Continuation
Jane A. Chmielinski	Long-Term Incentive(3)	$9,113,708	$0	$0	$0	$9,113,708	$0	$0	$9,113,708
Chief Operating	Severance Payment	$0	$0	$0	$0	$0	$0	$150,005	$2,058,231
Officer	Medical Coverage Continuation	$0	$0	$0	$0	$0	$0	$0	$15,268
Frederick W. Werner	Pension Plan(2)	$100,426	$200,827	$223,393	$200,827	$200,827	$200,827	$200,827	$200,827
President, EMEA	Management Supplemental	$134,078	$268,123	$298,250	$268,123	$268,123	$268,123	$268,123	$268,123
	Exec. Retirement Plan(2)	$1,092,288	$1,092,288	$1,109,051	$1,092,288	$1,092,288	$0	$1,092,288	$1,092,288
	1992 Supplemental Exec.	$6,182,851	$0	$3,224,220	$0	$6,182,851	$0	$0	$6,182,851
	Retirement Plan(2)	$0	$0	$0	$0	$0	$0	$144,240	$1,719,780
	Long-Term Incentive(3)	$0	$0	$0	$0	$0	$0	$0	$22,117
	Severance Payment
	Medical Coverage Continuation
Stephen M. Kadenacy	Long-Term Incentive(3)	$4,936,035	$0	$0	$0	$4,936,035	$0	$0	$4,936,035
President and CFO	Severance Payment	$0	$0	$0	$0	$0	$0	$144,240	$1,800,064
(PFO)	Medical Coverage Continuation	$0	$0	$0	$0	$0	$0	$0	$19,345
Anthony Shum	Long-Term Incentive(3)	$3,713,687	$0	$0	$0	$3,713,687	$0	$0	$3,713,687
President, APAC	Severance Payment	$0	$0	$0	$0	$0	$0	$132,307	$1,407,084
	Medical Coverage Continuation	$0	$0	$0	$0	$0	$0	$0	17,612

(1)
Under the Change in Control Severance Policy in the event that any benefit payable constitutes a "parachute payment" within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.

(2)
Present Value of Accumulated Benefits ($). Liabilities shown in this table for the AECOM Technology Corporation Pension Plan and the AECOM Technology Corporation Management Supplemental Executive Retirement Plan are computed using the same material assumptions used to determine the analogous liabilities located in the notes to our consolidated financial statements found elsewhere in this registration statement, except that the values provided are the values had the participant terminated and received immediate benefits as of September 30, 2014. In addition, the values provided above for the 1992 AECOM Technology Corporation Supplement Executive Retirement Plan have been calculated using the Plan's lump sum basis, which is a 2.92% interest rate and GAM83 mortality for distributions made during the plan year beginning October 1, 2014. The interest rate of 2.92% is determined as the yield on the October 1, 2014, 10-year U.S. Treasury Note of 2.42% plus 50 basis points.

(3)
This row includes the payment of all outstanding RSU2014, RSU2013, RSU2012, PEP2014, PEP2013, PEP2012 and Performance Stock Option awards upon Retirement, Death and Total and Permanent Disability as applicable for each individual. All calculations in this row are based on the AECOM common stock closing price as of October 3, 2014, which was $32.90 per share.

Directors' Compensation for Fiscal Year 2014

The following table sets forth information with respect to the compensation that certain members of the AECOM Board of Directors received in fiscal year 2014. Messrs. Burke and Dionisio are employee directors shown on the Summary Compensation Table. Messrs. Burke and Dionisio did not receive separate compensation for activities as Board members. Mr. Tishman is also an employee director, and executive officer of the company, but is not shown on the Summary Compensation Table and did not receive separate compensation for activities as a Board member.

All non-executive directors are paid a retainer of $90,000 per year. In addition, these non-employee directors receive the following retainers for their service on the Board:

  •
  Lead Director — Annual retainer of $25,000;

  •
  Chairperson of the Transition Committee* — Annual retainer of $25,000;

  •
  Chairperson of the Audit Committee — Annual retainer of $23,000;

  •
  Chairperson of the Compensation/Organization Committee — Annual retainer of $20,000;

  •
  Chairperson of the Other Committees — Annual retainer of $15,000;

  •
  Members of the Transition Committee* — Annual retainer of $20,000;

  •
  Members of the Audit Committee — Annual retainer of $10,000;

  •
  Members of the Other Committees — Annual retainer of $7,500;

  •
  Board/Committee Meeting Fees — $1,500 or $1,000 for each meeting attended in-person or telephonically, respectively, will be paid when the number of meetings during the year has exceeded five for the Board or each Committee.

*
The Transition Committee was a temporary ad hoc committee appointed to assist in the leadership transition involving our Executive Chairman and Chief Executive Officer and was dissolved on June 30, 2014.

Each non-employee Director also receives a $1,000 fee per day, plus reimbursement for travel for attendance at other qualifying Board-related functions in his or her capacity as a Director.

Each non-employee Director receives an annual long-term equity award grant date fair value of $130,000, composed 100% of time-vested RSUs. Each non-employee director who joins our Board of Directors will receive an annual long-term equity award pro-rated for the number of quarters he or she has served.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)
Francis S.Y. Bong*	$48,750	$0	$0	$15,814	$64,564
James H. Fordyce	$144,250	$130,000	$0	$10,297	$284,547
S. Malcolm Gillis*	$57,500	$0	$0	$14,689	$72,189
Linda Griego	$145,500	$130,000	$0	$12,248	$287,748
David W. Joos	$129,429	$130,000	$0	$142	$259,571
Richard G. Newman	$100,500	$130,000	$0	$151,464	$381,964
William G. Ouchi	$158,000	$130,000	$0	$10,297	$298,297
Robert J. Routs	$136,929	$130,000	$0	$439	$267,368
William P. Rutledge	$152,250	$130,000	$0	$11,216	$293,466
Clarence T. Schmitz	$33,333	$97,500	$0	$0	$130,833

*
Messrs. Bong and Gillis retired from our Board of Directors effective as of March 6, 2014.

(1)
These amounts include annual retainer fees and any Board and Committee meeting fees earned in FY2014.

(2)
On March 5, 2014, each non-employee Director, excluding Mr. Schmitz, received a RSU grant with a grant date fair value of $130,000, or 4,112 units, based on a grant price of $31.62. On June 18, 2014, Mr. Schmitz received a RSU grant with a grant date fair value of $97,500, or 3,007 units, based on a grant price of $32.43. All of these RSUs will become 100% vested and be settled, in shares of AECOM stock, on the earlier of the first anniversary of the grant date, (i.e. March 5, 2014, or June 18, 2015) or the date of the Corporation's 2015 Annual Meeting of Stockholders.

  The directors had the following number of unvested RSUs outstanding as of September 30, 2014:

Director	Unvested RSUs
Francis S.Y. Bong	—
James H. Fordyce	4,112
S. Malcolm Gillis	—
Linda Griego	4,112
David W. Joos	4,112
Richard G. Newman	4,112
William G. Ouchi	4,112
Robert J. Routs	4,112
William P. Rutledge	4,112
Clarence T. Schmitz	3,007
(3)
The directors had the following number of stock options outstanding as of September 30, 2014:

Director	Options Outstanding*
Francis S.Y. Bong	8,989
James H. Fordyce	30,116
S. Malcolm Gillis	30,116
Linda Griego	30,116
David W. Joos	—
Richard G. Newman	93,104
William G. Ouchi	20,116
Robert J. Routs	6,468
William P. Rutledge	30,116
Clarence T. Schmitz	—

*
Includes outstanding options from previous grants received as an employee of the Company.
(4)
The amounts for non-employee Directors, excluding Mr. Newman, include Company matching contributions to charitable organizations for Ms. Griego and Messrs. Fordyce, Gillis, Ouchi and Rutledge, spousal travel/costs associated with Board events for Messrs. Bong, Fordyce, Gillis, Ouchi and Routs and Company-paid tickets to sporting events for Ms. Griego and Messrs. Joos, Routs and Rutledge. Mr. Newman's amount includes $141,167 of annual consulting fees for services to the Company, spousal costs associated with Board events and Company matching contributions to charitable organizations.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

None of the members of the Compensation/Organization Committee of our Board of Directors during fiscal 2014 were or currently are a current or former officer or employee of our Company, or had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of our Company serves or served during fiscal 2014 as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Compensation/Organization Committee.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD
OF DIRECTORS

The Audit Committee's responsibilities include appointing the company's independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the company's independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

In connection with its oversight responsibilities related to the company's consolidated financial statements included in the company's Annual Report on Form 10-K, the Audit Committee met with management and Ernst & Young LLP, the company's independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented. The Audit Committee also discussed with the company's independent registered public accounting firm the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the company's internal controls and the overall quality of the company's financial reporting.

The company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable rules of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm's provision of non-audit services to the company and its affiliates is compatible with the firm's independence.

The Audit Committee met with representatives of management, the internal auditors, legal counsel and the independent registered public accounting firm on a regular basis throughout the year to discuss the progress of management's testing and evaluation of the company's system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the company's internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the company's internal control over financial reporting. These assessments and reports are as of September 30, 2014. The Audit Committee reviewed and discussed the results of management's assessment and Ernst & Young's attestation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for filing with the Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the company's independent registered public accountants for the fiscal year ending September 30, 2015 and recommended that the Board submit this appointment to the company's shareholders for ratification at the 2015 Annual Meeting.

Respectfully submitted,
William P. Rutledge, Chairman David W. Joos Clarence T. Schmitz Douglas W. Stotlar

 AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the Company's annual, consolidated financial statements for the fiscal years ending September 30, 2014 and 2013, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:

	2014	2013
Audit Fees	7,443,182	6,518,981
Audit Related Fees	1,022,372	433,548
Tax Fees	2,763,941	2,390,348

Total	$11,229,495	$9,342,877

Audit Fees. The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2014 and 2013 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit Related Fees. The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption "Audit Fees." This category may include fees related to the performance of audits and attestation services not required by statute or regulations; due diligence activities related to acquisitions; contractor's license compliance procedures; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees. The fees identified under this caption were for tax compliance, tax planning, tax advice and corporate tax services. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value-added tax and equivalent tax-related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

Approval Policy. The Chairperson of our Audit Committee approves in advance all services provided by our independent registered public accounting firm. All such approvals are reported to the full Audit Committee. All engagements of our independent registered public accounting firm in fiscal years 2014 and 2013 were pre-approved by the Chairperson of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 5, 2015, by:

  •
  Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

  •
  Each of our directors and nominees;

  •
  Each of our Named Executive Officers; and

  •
  All of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within, and the number of shares of Restricted Stock Units that settle within, 60 days from January 5, 2015.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(%)(2)
FMR LLC(3)	15,124,671	9.60%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company LLP(4)	10,588,378	6.72%
280 Congress Street
Boston, MA 02210
Michael S. Burke(5)	244,216	*
John M. Dionisio(6)	581,853	*
James H. Fordyce(7)	155,604	*
William D. Frist(8)	28,460	*
Linda Griego(9)	49,128	*
David W. Joos(10)	17,534	*
Richard G. Newman(11)	429,227	*
William G. Ouchi(12)	83,228	*
Robert J. Routs(13)	18,679	*
William P. Rutledge(14)	65,920	*
Clarence T. Schmitz(15)	10,007	*
Douglas W. Stotlar(16)	30,780	*
Daniel R. Tishman(17)	369,450	*
Jane A. Chmielinski(18)	43,724	*
Frederick W. Werner(19)	170,060	*
Stephen M. Kadenacy(20)	28,479	*
Anthony C.K. Shum (21)	478,650	*
All directors and executive officers as a group (22 persons)	2,413,204	1.52%

*
Indicates less than one percent.

(1)
Unless otherwise indicated, the address of each person in this table is c/o AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

(2)
Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of January 5, 2015, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)
Based solely on the information set forth in a Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2014. Based on such filing, FMR LLC has sole power to vote or to direct the vote with respect to 16,196 shares and sole power to dispose or to direct the disposition of 15,124,671 shares.

(4)
Based solely on the information set forth in a Schedule 13G filed by Wellington Management Company, LLP with the SEC on September 10, 2014. Based on such filing, Wellington Management Company, LLP has shared power to vote or to direct the vote with respect to 8,302,988 shares and shared power to dispose or to direct the disposition of 10,588,378 shares.

(5)
Common stock includes 166,471 shares subject to options exercisable prior to March 6, 2015, and 26,645 shares held in our RSP.

(6)
Common stock includes 247,713 shares subject to options exercisable prior to March 6, 2015, and 87,840 shares held in our RSP.

(7)
Common stock includes 30,116 shares subject to options exercisable prior to March 6, 2015, and 4,112 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(8)
Common stock includes 2,164 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(9)
Common stock includes 30,116 shares subject to options exercisable prior to March 6, 2015, and 4,112 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(10)
Common stock includes 4,112 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(11)
Common stock includes 93,104 shares subject to options exercisable prior to March 6, 2015, held in the R&C Newman Revocable Trust and 4,112 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(12)
Common stock includes 20,116 shares subject to options exercisable prior to March 6, 2015, and 4,112 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(13)
Common stock includes 6,468 shares subject to options exercisable prior to March 6, 2015, and 4,112 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(14)
Common stock includes 30,116 shares subject to options exercisable prior to March 6, 2015, and 4,112 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(15)
Common stock includes 3,007 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(16)
Common stock includes 2,164 shares that will be acquired as settlement of Restricted Stock Units prior to March 6, 2015.

(17)
Common stock includes 369,020 shares held in our RSP.

(18)
Common stock includes 30,561 shares held in our RSP.

(19)
Common stock includes 42,636 shares subject to options exercisable prior to March 6, 2015, and 65,560 shares held in our RSP.

(20)
Common stock includes 7,372 shares subject to options exercisable prior to March 6, 2015, and 1,010 shares held in our RSP.

(21)
Common stock includes 7,372 shares subject to options exercisable prior to March 6, 2015, and 73,386 shares held in the Grandfathered Directors Hong Kong Stock Investment Plan.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and persons who beneficially own more than 10% of our common stock, and any other person subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that during our fiscal year ended September 30, 2014, all Section 16 reporting persons complied with all applicable filing requirements, except for the following:

  •
  A Statement of Changes in Beneficial Ownership of Securities on Form 4 was not timely filed to report the September 15, 2014, acquisition of common stock by Mr. Shum pursuant to the AECOM Hong Kong Stock Investment Plan. The Form 4 reporting the acquisition of these shares was filed on September 22, 2014.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 17, 2014, is incorporated by reference herein. Printed copies of our 2014 Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or requesting online through the Information Request page in the "Investors" section of our Web site: www.aecom.com. Such materials will be provided by first class mail or other equally prompt means. Based on Securities and Exchange Commission regulations, the reports of the Compensation/Organization Committee and Audit Committee, included above, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This Proxy Statement is sent to you as part of the proxy materials for the 2015 Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Stockholders Sharing the Same Address

Stockholders who have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; online through the Information Request page in the "Investors" section of our Web site: www.aecom.com; or by calling Investor Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.

If you want to receive a paper proxy or voting instruction form, or other proxy materials for purposes of the 2015 Annual Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

Printed copies of our 2014 Annual Report on Form 10-K (including our financial statements) are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or requesting online through the Information Request page in the "Investors" section of our Web site: www.aecom.com.

Stockholder Proposals

2015 Annual Meeting Proposals:

We were not notified of any stockholder proposals to be made at our upcoming 2015 Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the 2015 Annual Meeting.

2016 Annual Meeting Proposals:

Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address first set forth on the first page of this Proxy Statement no later than September 25, 2015. Any proposal should be addressed to our Corporate Secretary and may be included in next year's proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

In addition, the Company's Bylaws require that the Company be given advance written notice of nominations for election to the Company's Board of Directors and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice at the address set forth in the Introduction not later than December 5, 2015, and no earlier than November 5, 2015, for matters to be presented at the 2016 Annual Meeting of Stockholders. However, in the event that the date of the 2016 Annual Meeting of Stockholders is held before February 3, 2016, or after April 3, 2016, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2016 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2016 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

Other Matters

Our Board of Directors knows of no other matters that will be presented for consideration at the 2015 Annual Meeting. If any other matters are properly brought before the 2015 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.

By order of the Board of Directors,

Christina Ching
Vice President, Corporate Secretary

Los Angeles, California
January 23, 2015

ANNEX A

Reconciliation of Non-GAAP Items

 AECOM
Regulation G Information
($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	FY Ended September 30,
	2014	2007

Revenue	$8,356.8	$4,237.3
Less: other direct costs	3,501.2	1,832.0

Revenue, net of other direct costs	$4,855.6	$2,405.3

Reconciliation of EBITDA to Net Income Attributable to AECOM

	FY Ended September 30,
	2014	2007

EBITDA	$443.6	$195.9
Less: depreciation	69.1	32.7

EBITA	374.5	163.2
Less: interest expense, net[1]	36.3	3.3
Less: amortization[2]	26.3	12.4

Income before income taxes	311.9	147.5
Less: income tax expense	82.0	47.2

Net income attributable to AECOM	$229.9	$100.3

1
Excluding related amortization.

2
Includes the amount for noncontrolling interests in consolidated subsidiaries.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	FY Ended September 30,
	2014	2007

Net cash provided by operating activities	$360.6	$137.5
Capital expenditures	(62.8)	(43.2)

Free Cash Flow	$297.8	$94.3

A-1

Reconciliation of Reported Amounts to Reported Amounts, Excluding Acquisition and Integration Expenses

	Three Months Ended		Twelve Months Ended
	Jun 30, 2014	Sep 30, 2014	Sep 30, 2014

Income from operations	$91.5	$102.5	$352.9
Acquisition and Integration (A&I) expenses	7.8	19.5	27.3

Income from operations excluding A&I expenses	$99.3	$122.0	$380.2

EBITDA	$115.9	$127.2	$443.6
Acquisition and Integration expenses	7.8	19.5	27.3

EBITDA excluding A&I expenses	$123.7	$146.7	$470.9

Income tax expense	$13.7	$29.7	$82.0
Acquisition and Integration tax impact	3.1	4.4	7.5

Income tax expense excluding A&I tax impact	$16.8	$34.1	$89.5

Net income attributable to AECOM	$69.2	$64.0	$229.9
Acquisition and Integration expenses, net of tax	4.7	15.1	19.8

Net income attributable to AECOM excluding A&I expenses, net of tax	$73.9	$79.1	$249.7

Net income attributable to AECOM – per diluted share	$0.70	$0.64	$2.33
Acquisition and Integration expenses, net of tax – per diluted share	0.05	0.15	0.20

Net income attributable to AECOM – per diluted share, excluding A&I expenses, net of tax – per diluted share	$0.75	$0.79	$2.53

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01YJ9D 1 U P X + . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION Annual Meeting Proxy / Voting Instruction Card A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain For Against Abstain 1. To elect Class I Directors: 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015. 3. Advisory resolution to approve executive compensation. For Withhold For Withhold For Withhold 01 - James H. Fordyce 02 - Linda Griego 03 - William G. Ouchi 04 - Douglas W. Stotlar MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 2 1 6 9 1 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 4, 2015. Vote by Internet • Go to www.envisionreports.com/ACM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

. ANNUAL MEETING OF STOCKHOLDERS – MARCH 4, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Michael S. Burke and Christina Ching, and each of them, as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM held of record by the undersigned at the close of business on January 5, 2015, at the Annual Meeting of Stockholders to be held on March 4, 2015 at 8:00 A.M. (local time) at the Hyatt Regency Century Plaza, 2025 Avenue of the Stars, Los Angeles, CA 90067. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. If this proxy is properly executed and returned and no direction is made, this proxy will be voted for all of the nominees for director and for Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.envisionreports.com/ACM. Revocable Proxy — AECOM qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

www.envisionreports.com/ACM Step 1: Go to www.envisionreports.com/ACM to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Stockholder Meeting Notice 01YJBE + + Important Notice Regarding the Availability of Proxy Materials for the AECOM Stockholder Meeting to be Held on March 4, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before February 19, 2015 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: E-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials, you will receive an e-mail with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/ACM. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g E-mail – Send e-mail to investorvote@computershare.com with “Proxy Materials AECOM” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 19, 2015. . Stockholder Meeting Notice AECOM’s Annual Meeting of Stockholders will be held on March 4, 2015 at the Hyatt Regency Century Plaza, 2025 Avenue of the Stars, Los Angeles, CA 90067, at 8:00 A.M. (local time). Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. To elect Class I Directors: 01 - James H. Fordyce 02 - Linda Griego 03 - William G. Ouchi 04 - Douglas W. Stotlar 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015. 3. Advisory resolution to approve executive compensation. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01YJBE